                                                                    Exhibit 99.1





                              AMENDED AND RESTATED

                      LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                   SIERRA-NEVADA MULTIFAMILY INVESTMENTS, LLC

                     (A Delaware Limited Liability Company)





              THESE MEMBERSHIP INTERESTS HAVE NOT BEEN REGISTERED
               UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR
             PURSUANT TO THE PROVISIONS OF ANY STATE SECURITIES ACT




                 CERTAIN RESTRICTIONS ON TRANSFERS OF INTERESTS
                              ARE SET FORTH HEREIN

                                TABLE OF CONTENTS





ARTICLE 1         Definitions.....................................................................................1

ARTICLE 2         Formation of the Company.......................................................................12
         Section 2.1.      Name and Formation....................................................................12
         Section 2.2.      Principal Place of Business...........................................................13
         Section 2.3.      Assumed Name Certificate..............................................................13
         Section 2.4.      Registered Office and Registered Agent................................................13
         Section 2.5.      Term..................................................................................13
         Section 2.6.      Registration..........................................................................13
         Section 2.7.      Purpose, Powers and Character of the Business of the Company..........................13
         Section 2.8.      Admission of Members..................................................................14

ARTICLE 3         Capital........................................................................................14
         Section 3.1.      Capital of Company....................................................................14
         Section 3.2.      Initial Capital Contributions.........................................................14
         Section 3.3.      Additional Capital Contributions of the Members.......................................15
         Section 3.4.      Company Capital.......................................................................17
         Section 3.5.      Liability of Members..................................................................17
         Section 3.6.      Loans by Members or Affiliates........................................................17
         Section 3.7.      Capital Accounts......................................................................18
         Section 3.8.      Capital and Sharing Ratios............................................................19

ARTICLE 4         Rights and Powers of the Manager...............................................................19
         Section 4.1.      Manager's Powers and Responsibilities.................................................19
         Section 4.2.      Actions Requiring Consent of All Members..............................................20
         Section 4.3.      Operating Plan........................................................................22
         Section 4.4.      Operating Budget......................................................................22
         Section 4.5.      Delegation of Authority...............................................................23
         Section 4.6.      Manager Fee for the Manager and Reimbursement of Expenses.............................23
         Section 4.7.      Liability of the Manager..............................................................24
         Section 4.8.      Indemnification and Exculpation of the Manager........................................25
         Section 4.9.      Rights of Competition.................................................................26
         Section 4.10.     REIT Requirements.....................................................................26
         Section 4.11.     UBTI Requirements.....................................................................27
         Section 4.12.     Resignation and Removal...............................................................27
         Section 4.13.     REOC Requirements.....................................................................27

ARTICLE 5         Meetings of Members............................................................................27
         Section 5.1.      Place of Meetings.....................................................................27
         Section 5.2.      Meetings of Members...................................................................27
         Section 5.3.      Notice of Meetings of Members.........................................................27
         Section 5.4.      Quorum................................................................................28
         Section 5.5.      Voting on Matters.....................................................................28
         Section 5.6.      List of Members Entitled to Vote......................................................28
         Section 5.7.      Registered Members....................................................................28


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

         Section 5.8.      Actions With or Without a Meeting and Telephone Meetings..............................28
         Section 5.9.      Limitations on Powers of Members......................................................28

ARTICLE 6         Books and Records..............................................................................29
         Section 6.1.      Books and Records.....................................................................29
         Section 6.2.      Accounting Basis for Tax Reporting Purposes; Fiscal Year..............................29
         Section 6.3.      Reports...............................................................................29
         Section 6.4.      Returns and Other Elections...........................................................30
         Section 6.5.      Tax Matters Partner...................................................................30

ARTICLE 7         Allocations and Distributions..................................................................30
         Section 7.1.      Distributions.........................................................................30
         Section 7.2.      Allocation of Profits, Losses and Distributive Shares of Tax Items....................32
         Section 7.3.      Compliance with Code..................................................................37
         Section 7.4.      Allocations upon Transfer of Membership Interest......................................38
         Section 7.5.      Restricted Distributions.  ...........................................................38
         Section 7.6.      Amortization and Allocation of Organization and Start-Up Expenses.....................38

ARTICLE 8         Officers.......................................................................................38
         Section 8.1.      Number................................................................................38
         Section 8.2.      General Duties........................................................................38
         Section 8.3.      Election, Term of Office and Qualifications...........................................39
         Section 8.4.      Removal...............................................................................39
         Section 8.5.      Resignation...........................................................................39
         Section 8.6.      Indemnification.......................................................................39

ARTICLE 9         Transferability of Membership Interests........................................................39
         Section 9.1.      Restrictions on Transfer of Interest of and in a Member...............................39
         Section 9.2.      Right of First Refusal................................................................41
         Section 9.3.      Buy-Sell..............................................................................41
         Section 9.4.      Marketing Right.......................................................................42
         Section 9.5.      Bankruptcy of a Member................................................................44
         Section 9.6.      Assignees.............................................................................46
         Section 9.7.      Substituted Members...................................................................47

ARTICLE 10        Representations and Warranties of the Members..................................................47
         Section 10.1.     Acquisition of Interest for Investment................................................47
         Section 10.2.     Access to Information.................................................................47
         Section 10.3.     No Registration.......................................................................47
         Section 10.4.     No Obligation to Register.............................................................48
         Section 10.5.     Suitability of Investment.............................................................48
         Section 10.6.     Accreditation.........................................................................48
         Section 10.7.     Representations and Warranties Regarding Members......................................48
         Section 10.8.     No Brokers............................................................................49

ARTICLE 11        Liquidation and Dissolution of Company.........................................................49
         Section 11.1.     Events of Dissolution.................................................................49
         Section 11.2.     Liquidation; Sale of Substantially all of the Assets..................................50



         Section 11.3.     Distributions in Kind.................................................................51
         Section 11.4.     Date of Termination...................................................................51
         Section 11.5.     Waiver of Partition...................................................................51
         Section 11.6.     Certificate of Cancellation...........................................................51

ARTICLE 12        Miscellaneous..................................................................................51
         Section 12.1.     Notice................................................................................51
         Section 12.2.     Application of Delaware Law...........................................................52
         Section 12.3.     Jurisdiction and Venue................................................................52
         Section 12.4.     No Partnership........................................................................52
         Section 12.5.     Effect of Agreement...................................................................52
         Section 12.6.     Entire Agreement......................................................................52
         Section 12.7.     Amendment.............................................................................52
         Section 12.8.     Counterparts..........................................................................53
         Section 12.9.     Severability..........................................................................53
         Section 12.10.    Captions..............................................................................53
         Section 12.11.    Interpretation........................................................................53
         Section 12.12.    Additional Documents and Acts.........................................................53
         Section 12.13.    Confidentiality.......................................................................53
         Section 12.14.    Creditors Not Benefitted..............................................................54
         Section 12.15.    Involvement of the Company in Certain Proceedings.....................................54
         Section 12.16.    Dispute Resolution and Arbitration....................................................55
         Section 12.17.    Sections..............................................................................56
         Section 12.18.    No Waiver.............................................................................56
         Section 12.19.    Additional Remedies...................................................................56
         Section 12.20.    U.S. Dollars..........................................................................56
         Section 12.21.    Approvals.............................................................................57

                                    SCHEDULES



Schedule 1      -   Members Names, Addresses, Initial Capital Contributions,
                    Capital Ratios and Sharing Ratios
Schedule 2      -   Real Property Description
Schedule 3      -   Initial Operating Plan
Schedule 4      -   Initial Operating Budget
Schedule 5      -   NAV Formula

                              AMENDED AND RESTATED
                               LIMITED LIABILITY
                               COMPANY AGREEMENT
                                       OF
                   SIERRA-NEVADA MULTIFAMILY INVESTMENTS, LLC


         THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this "AGREEMENT") of SIERRA-NEVADA MULTIFAMILY INVESTMENTS, LLC, a Delaware limited liability company (the "Company"), is hereby duly adopted, approved, ratified and confirmed as of June 29, 1998 by CAMDEN SUBSIDIARY, INC. ("CPT SUB"), a Delaware corporation, as a Member and the Manager and TMT-NEVADA, L.L.C. ("TMT"), a Delaware limited liability company, as a Member of the Company.

         WHEREAS, a Limited Liability Company Agreement of the Company dated May 1, 1998 (the "Original Agreement") was entered into by CPT Sub as its sole member (the "Original Member"); and

         WHEREAS, the Original Agreement is superseded in its entirety by this Agreement and TMT is admitted as an additional Member of the Company hereby;

         NOW, THEREFORE, in consideration of the mutual promises made herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE 1.

                                  DEFINITIONS

         As used in this Agreement, each term set out below shall, unless the context otherwise requires, have the meaning specified in this Article.

         "ACT" means the Delaware Limited Liability Company Act, 6 Del. C.
Section  18-101 et seq., as amended from time to time.

         "ACTUAL RETURN AMOUNT" means, at any time, the total distributions theretofore received by TMT from the Company pursuant to Sections 7.1(a)(3), 7.1(a)(4), 7.1(b)(3) and 7.1(b)(4) and the distributions pursuant to Section 11.2(b)(3) which correspond to distributions pursuant to Section 7.1(b)(3) and 7.1(b)(4).

         "ADDITIONAL CAPITAL CONTRIBUTION" means, with respect to any Member, any amount contributed, required to be contributed or deemed to have been contributed to the capital of the Company by any Member pursuant to Section 3.3.

         "ADJUSTED CAPITAL ACCOUNT" means, as of any particular date with respect to any Member, such Member's Capital Account as of the close of business on that date, after giving effect to the following adjustments:

                   (a) Credit to such Capital Account any amounts which such Member is deemed to be obligated to restore pursuant to Treasury Regulations Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) and 1.704-2(i)(5); and

                   (b) Debit to such Capital Account the items described in Treasury Regulations Sections 1.704- 1(b)(2)(ii)(d)(4), (5) and (6).

This definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulations Sections 1.704-1(b)(2)(ii)(d) and 1.704-2, and shall be interpreted consistently therewith.

         "ADJUSTED CAPITAL ACCOUNT DEFICIT" means, with respect to any Member, the deficit balance, if any, in that Member's Adjusted Capital Account.

         "AFFILIATE" means, with respect to any Member, any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person to whom reference is made. The term "control" as used herein (including the terms "controlling," "controlled by," and "under common control with") means the possession, directly or indirectly, of the ability (a) to vote ten percent (10%) or more of the outstanding voting securities of or voting interest in a Person, or (b) otherwise to direct the management policies of such Person, by contract or otherwise.

         "AGREED VALUE" has the meaning assigned to it in Section 3.2(a).

         "AGREEMENT" means this Amended and Restated Limited Liability Company Agreement, as amended, restated or supplemented from time to time.

         "ALLOCATED DEFAULT AMOUNT" means, with respect to each Member (i) the aggregate amount of Profits previously allocated to each Member pursuant to
Section 7.2(a)(2) and Section 7.2(c)(2) less (ii) the aggregate amount of Loss previously allocated to each Member pursuant to Section 7.2(b)(3) and Section 7.2(d)(4).

         "ALLOCATED PREFERRED AMOUNT" means, with respect to each Member, (i) the aggregate amount of Profits previously allocated to such Member pursuant to
Section 7.2(a)(3) and Section 7.2(c)(3) less (ii) the aggregate amount of Losses previously allocated to such Member pursuant to Section 7.2(b)(2) and
Section 7.2(d)(3).

         "ALLOCATED TARGET AMOUNT" means, with respect to TMT, (i) the aggregate amount of Profits previously allocated to TMT pursuant to Sections 7.2(a)(3), 7.2(a)(4), 7.2(c)(3), 7.2(c)(4) and 7.2(c)(5) less (ii) the aggregate amount of Losses previously allocated to TMT pursuant to Sections 7.2(b)(1), 7.2(b)(2), 7.2(d)(2), and 7.2(d)(3).

         "BANKRUPT MEMBER" means any Member who is insolvent, who has filed a voluntary petition in bankruptcy or against whom another person has filed an involuntary petition in bankruptcy (which involuntary petition has not been dismissed within sixty (60) days).

         "BANKRUPTCY OPTION" has the meaning assigned to it in Section 9.5(b).

         "BASE RETURN AMOUNT" means the amount obtained by applying a cumulative internal rate of return of nine percent (9%) per annum (compounded annually) to the daily outstanding amount of a Member's unreturned Capital Contributions, calculated from the date each such Capital Contribution was made to the Company and based on a 365 day (or 366 day) year, as the case may be.

         "BOOK VALUE" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except (a) the initial Book Value of any asset contributed by a Member to the Company shall be the fair market value of such asset as agreed by the Members; (b) the Book Value of all Company assets shall be adjusted in the event of a revaluation as provided in Section 3.7(d);
(c) the Book Value of any Company asset distributed to any Member shall be the fair market value of such asset on the date of distribution as agreed by the Members; and (d) such Book Value shall be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or a holiday on which national banking associations in Houston, Texas are closed.

         "BUY-SELL OFFER" has the meaning assigned to it in Section 9.3(a).

         "BUYOUT EVENT" has the meaning assigned to it in Section 9.3(a).

         "BUYOUT NOTICE" has the meaning assigned to it in Section 9.3(a).

         "CAPITAL ACCOUNT" means, with respect to any Member, the account maintained for such Member in accordance with Section 3.7.

         "CAPITAL CONTRIBUTIONS" means, with respect to any Member, the total of all capital contributions made by that Member (other than Default Contributions) and, with respect to all of the Members collectively, it means the total of all capital contributions made by all of the Members (other than Default Contributions), in all cases pursuant to Sections 3.2 and 3.3 (including, but not limited to, the Initial Capital Contributions and the Additional Capital Contributions, but excluding Default Contributions).

         "CAPITAL PROCEEDS" means, with respect to any capital transaction (as defined under generally accepted accounting principles), the following: (a) in the case of a sale or disposition of all or any portion of the Properties of the Company, an amount equal to the excess of the gross cash proceeds payable to or received by the Company in exchange for such Properties less the Disposition Cost of such Properties relating to such sale or disposition, (b) in the event of casualty or condemnation involving all or any portion of the Properties, an amount equal to the excess of the cash proceeds payable to or received by the Company as a result of such casualty or condemnation less the Disposition Cost of such Properties relating to such casualty or condemnation, and (c) in the case of the re-financing of any mortgage loan encumbering the Properties, an amount equal to the excess of the net proceeds of the new mortgage loan (net of any costs of the refinancing) over the then unpaid principal amount of the mortgage loan or loans then being refinanced thereby.

         "CAPITAL RATIO" means, with respect to any Member at any time, the percentage assigned to such Member under the column of the same name on
Schedule 1 as then in effect.

         "CASH AMOUNT" means with respect to the exercise of the Marketing Right by TMT under Section 9.4(a), an amount, in cash, equal to the value of TMT's Membership Interest determined under the NAV Formula and with respect to the exercise of the Partial Disposition Right, an amount, in cash, equal to the value of the Tendered Membership Interest, as determined using the NAV Formula.

         "CERTIFICATE OF FORMATION" means the certificate of formation of the Company filed with the Office of the Delaware Secretary of State in accordance with the Act.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time, together with all rules and regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service, or any successor federal statute.

         "COMPANY" means Sierra-Nevada Multifamily Investments, LLC, a Delaware limited liability company.

         "COMPANY VALUE" has the meaning assigned to it in Section 9.3(b).

         "CONTRIBUTION NOTICE" has the meaning assigned to it in Section
3.3(a).

         "CPT" means Camden Property Trust, a Texas real estate investment trust.

         "CPT SUB" means Camden Subsidiary, Inc., a Delaware corporation.

         "DEFAULT ALLOCATION AMOUNT" means, with respect to any Member, an amount equal to three times the amount of such Member's Default Contribution.

         "DEFAULT CONTRIBUTION" has the meaning assigned to it in Section
3.3(b).

         "DEFAULT DATE" has the meaning assigned to it in Section 3.3(b).

         "DEFAULT NOTICE" has the meaning assigned to it in Section 3.3(b).

         "DEFAULT RETURN" means, with respect to any Default Contribution, an amount equal to three times the amount of such Default Contribution.

         "DEPRECIATION" means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period (as a result of property contributions or adjustments to such values), Depreciation shall be adjusted as necessary so as to be an amount which bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period is zero, Depreciation for such year or other period shall be determined with reference to such beginning Book Value using any reasonable method selected by the Manager.

         "DISCOUNT PRICE" means the product of the Market Price multiplied by 0.98.

         "DISPOSE," "DISPOSING" OR "DISPOSITION" (whether the first letter of such word is capitalized or is in lower case type) means, with respect to any asset (including, without limitation, a Membership Interest or any portion thereof), a sale, assignment, transfer, conveyance, gift, pledge, encumbrance, exchange or other disposition of such asset, whether such disposition be voluntary, involuntary or by operation of law, including (without limitation) the following: (a) in the case of an asset owned by a natural person, a transfer of such asset upon the death of its owner, whether by will, intestate succession or otherwise; (b) in the case of an asset owned by an Entity, (i) a merger or consolidation of such Entity, (ii) a conversion of such Entity into another type of Entity, (iii) a distribution of such asset in connection with the dissolution, liquidation, winding-up or termination of such Entity (unless, in the case of a merely technical dissolution, such Entity's business is continued without the commencement of liquidation or winding- up), and (iv) the sale, transfer or other disposition, in one or more related or unrelated transactions of 40% or more of all the ownership interests in such entity within any period of 12 consecutive months; and (c) disposition in connection with, or in lieu of, a foreclosure of an encumbrance; provided, however, such term does not refer to the lease to residential apartment tenants of residential apartments within the Properties in the ordinary course of the multifamily residential business of the Company.

         "DISPOSING MEMBER" has the meaning assigned to it in Section 9.2.

         "DISPOSITION COST" refers to items paid or payable in cash and means, in the case of a sale, disposition or condemnation of or casualty involving all or any portion of the Properties, an amount equal to the sum of (a) all costs and expenses paid or payable in cash by the Company in connection with such sale, disposition, condemnation or casualty (including, without limitation, costs incurred by the Manager and its Affiliates and properly allocated to the Company in accordance with the terms of this Agreement), (b) all amounts required to be paid to any lender in connection with such sale, disposition, condemnation, or casualty, (c) any other amounts which the Members, collectively, reasonably determine are required or advisable to pay to any person not a Member as a result of or in connection with such sale, disposition, condemnation or casualty, and (d) in the case of a condemnation or casualty involving all or any portion of the Properties, all costs and expenses of restoration actually paid by the Company.

         "DISTRIBUTABLE CASH FLOW" means, for any period, the amount by which the Net Cash Flow for such period exceeds the Reserve Deduction for that period.

         "ENTITY" (whether the first letter of the word is capitalized or in lower case type) means any Person other than a natural person.

         "FINANCING DOCUMENTS" means documents executed by the Company in connection with any financing or loan transaction, including the assumption by the Company of any existing financing or loan, with respect to any Property.

         "FISCAL YEAR" means each fiscal year of the Company as provided in
Section 6.2.

         "GAINS FROM CAPITAL TRANSACTIONS" shall mean all net income and gain recognized for federal income tax purposes (with the modifications specified in the definition of Profits and Losses) resulting from any capital transactions (as determined in accordance with generally accepted accounting principles).

         "INCOME FROM OPERATIONS" shall mean all net income and gain recognized for federal income tax purposes (with the modifications specified in the definition of Profits and Losses) other than Gains from Capital Transactions.

         "IDENTIFIED PROPERTIES" has the meaning assigned to it in Section 9.4.(c).

         "INITIAL CAPITAL CONTRIBUTION" means, as to any Member, any amount contributed to the capital of the Company by a Member pursuant to Section 3.2(b).

         "LOSSES FROM CAPITAL TRANSACTIONS" shall mean all net losses recognized for federal income tax purposes (with the modifications specified in the definition of Profits and Losses) resulting from any capital transactions (as determined in accordance with generally accepted accounting principles).

         "LOSSES FROM OPERATIONS" shall mean all net losses recognized for federal income tax purposes (with the modifications specified in the definition of Profits and Losses) other than Losses from Capital Transactions.

         "MANAGER" means CPT Sub or any person that is elected to act as Manager of the Company as provided herein.

         "MANAGER FEE" has the meaning assigned to it in Section 4.6.

         "MARKET PRICE" means the mean average, for the most recent thirty (30) consecutive trading days for the REIT Shares preceding the date upon which TMT receives the Option Notice, of the last reported sale price per share of the REIT Shares at the close of trading on each such day or, if the REIT Shares have not traded for at least thirty (30) consecutive days, then the average as aforesaid of the days on which the REIT Shares have traded over the thirty (30) Business Days preceding the date upon which TMT receives the Option Notice.

         "MARKETING NOTICE" has the meaning assigned to it in Section 9.4(a).

         "MARKETING RIGHT" has the meaning assigned to it in Section 9.4(a).

         "MEMBERS" means, collectively, at any time, the persons who are members of the Company as provided in this Agreement and under the Act, such persons being, on the date of this Agreement, the persons listed as Members on
Schedule 1 of this Agreement (or such persons' respective successors), and at any time thereafter those persons (except for any thereof who cease to be members of the Company) and any other person admitted as an additional member to the Company in accordance with this Agreement and the Act, each in its capacity as a member of the Company. "MEMBER" means any one of such Members.

         "MEMBER NONRECOURSE DEBT" means any nonrecourse debt (as defined in Treasury Regulations Section 1.704-2(b)(4)) of the Company for which any Member bears the economic risk of loss, in accordance with Treasury Regulations Sections 1.704-2(b)(4) and 1.752-2.

         "MEMBER NONRECOURSE DEBT MINIMUM GAIN" means, for each Member, the amount of Minimum Gain for the Fiscal Year or other period attributable to such Member's Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

         "MEMBER NONRECOURSE DEDUCTIONS" means any Losses or other losses or deductions of the Company that must be allocated to a Member who bears the economic risk of loss for the partner nonrecourse liability to which the Losses or other losses or deductions relate, determined in accordance with Treasury Regulations Section 1.704-2(i)(1).

         "MEMBERSHIP INTEREST" means, at any particular time, the entire limited liability company interest of a Member in the Company at that time, including the rights and obligations of such Member under this Agreement and the Act.

         "MEMBER'S OFFER" has the meaning assigned to it in Section 9.2.

         "MINIMUM GAIN" means, with respect to all Nonrecourse Liabilities of the Company, the minimum amount of gain that would be realized by the Company if the Company disposed of the Company property subject to such liability in full satisfaction thereof computed in accordance with Treasury Regulations
Section 1.704-2(d).

         "MINIMUM GAIN SHARE" means, for each Member, such Member's share of Minimum Gain for the Fiscal Year (after taking into account any decrease in Minimum Gain for such year), such share to be determined under Treasury Regulations Section 1.704-2(g).

         "NAV FORMULA" means the methodology set forth in Schedule 5 attached hereto for purposes of determining the net asset value of all of the Company in connection with the determination of the value of TMT's Membership Interest pursuant to Section 9.4.

         "NET CASH FLOW" means for any period the amount equal to:

                (i)    all cash receipts of the Company other than Capital
         Proceeds;

         decreased by

                 (ii) disbursements of the Company for operating expenses (including, without limitation, the Manager Fee and amounts paid or payable under the Property Management Agreement), expenditures for capital investments and reinvestments, and principal payments on indebtedness, interest and other expenses, required or elected to be made in connection with any refinancing, sale or other event to the extent such principal, interest and other expenses are not properly included in the determination of Capital Proceeds.

         "NONRECOURSE DEDUCTIONS" means, for each Fiscal Year or other period, an amount of Company deductions that are characterized as "nonrecourse deductions" under Treasury Regulations Section 1.704-2(c).

         "NONRECOURSE LIABILITY" has the meaning set forth in Treasury Regulations Section 1.752-1(a)(2).

         "NOTICE DATE" has the meaning assigned to it in Section 9.5(c).

         "OFFERED INTERESt" has the meaning assigned to it in Section 9.2.

         "OFFERED PRICE" has the meaning assigned to it in Section 9.3(b).

         "OFFERING MEMBER" has the meaning assigned to it in Section 9.3(a).

         "OFFICER" means, at any time, a President, any Vice President, Secretary, Treasurer or other duly elected officer of the Company appointed by the Manager under the terms of this Agreement and serving in that capacity.

         "OPERATING BUDGET" has the meaning assigned to it in Section 4.4.

         "OPERATING PLAN" has the meaning assigned to it in Section 4.3.

         "ORIGINAL PROPERTIES" means those certain properties identified as Original Properties in Schedule 2 attached hereto.

         "PARTIAL DISPOSITION RIGHT" has the meaning assigned to it in Section 9.4(c).

         "PARTIAL DISPOSITION NOTICE" has the meaning assigned to it in Section 9.4(c).

         "PERSON" (whether the initial letter of the word is capitalized or in lower case type) means any individual, corporation, sole proprietorship, partnership, limited liability company, association, trust, joint venture, or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "PERSONAL REPRESENTATIVE" has the meaning assigned to it in Section 9.5(a).

         "PREFERRED ALLOCATION AMOUNT" means, with respect to each Member, the sum of the amounts, calculated on a daily basis for each day during the term of the Company in which there exists a Capital Contribution for such Member, equal to the Capital Contribution outstanding on each such day times nine percent (9%) per annum.

         "PROFITS" and "LOSSES" (respectively) means, for each Fiscal Year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                   (a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

                   (b)   Any expenditures of the Company described in Code
Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition, shall be subtracted from such taxable income or loss;

                   (c) Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from such Book Value;

                   (d) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period, computed in accordance with the definition of "Depreciation" herein; and

                   (e) Notwithstanding any other provision of this definition, any items which are specifically allocated pursuant to Section 7.2(c) and
Section 7.2(e) shall not be taken into account in computing Profits or Losses.

         "PROPERTIES" means, collectively, the following: the nineteen (19) multifamily residential apartment properties (including, without limitation, all land, improvements and other property, and all fixtures and personal property, comprising each such property, respectively) containing an aggregate of five thousand one hundred nineteen (5,119) residential apartment units, described in Schedule 2 attached hereto; any future multifamily residential apartment properties which may be owned from time to time by the Company; and, any other real and personal property which is owned by the Company at any time. The term "Property" shall refer to any of the Properties in the singular.

         "PURCHASE NOTICE" has the meaning assigned to it in Section 9.5(b).

         "PROPERTY MANAGEMENT AGREEMENT" means that certain Property Management Agreement dated of even date herewith by and between the Company and Camden Development, Inc.

         "PURCHASE OFFER" has the meaning assigned to it in Section 9.2.

         "PURCHASER" has the meaning assigned to it in Section 9.3(a).

         "PURCHASING MEMBER" has the meaning assigned to it in Section 9.5(c).

         "QUALIFIED ORGANIZATION" means any qualified organization within the meaning of Section 514(c)(9)(C) of the Code.

         "REIT REQUIREMENTS" has the meaning assigned to it in Section 4.9.

         "REIT SHARE" means a common share of beneficial interest in CPT that is registered for sale under the federal securities laws.

         "REIT SHARES AMOUNT" means, for purposes of any particular calculation or use thereof, the number of REIT Shares determined by dividing the Cash Amount being utilized in such calculation by the Discount Price applicable for purposes of such calculation. Any fractional number of REIT Shares shall be rounded up or down (as the case may be) to the nearest full share.

         "RESERVES" means, at any time, the total amount of the reasonable reserves established and maintained by the Company at that time, in amounts reasonably determined in the annual Operating Plan and Operating Budget or otherwise approved by all of the Members to be adequate and appropriate for current and future operating and working capital and for structural capital expenditures, tenants' alterations and leasing commissions or other costs and expenses incident to the Company's business.

         "RESERVE DEDUCTION" means, with respect to any period, the amount set aside in that period to be added to Reserves, as determined in the annual Operating Plan and Operating Budget for that period or as otherwise approved by all the Members.

         "RESPONDING MEMBER" has the meaning assigned to it in Section 9.3(a).

         "SELLER" has the meaning assigned to it in Section 9.3(a).

         "SELLING MEMBER" has the meaning assigned to it in Section 9.5(c).

         "SELL-OUT PRICE" has the meaning assigned to it in Section 9.3(b).

         "SHARING RATIO" means, at any time, with respect to any Member, the percentage assigned to such Member under the column of the same name on
Schedule 1 as amended from time to time.

         "TARGET ALLOCATION AMOUNT" means, at any time with respect to TMT, the sum of (A) the sum of the amounts, calculated on a daily basis for each day during the term of the Company in which TMT has a Capital Contribution outstanding, equal to the Capital Contribution outstanding on each such day times 14 percent (14%) per annum and (B) an amount equal to (i) 50% of the total Capital Contributions made by CPT Sub reduced by (ii) the Allocated Target Amount.

         "TARGET RETURN AMOUNT" means the amount obtained by applying a cumulative internal rate of return of fourteen percent (14%) per annum (compounded annually) to the daily outstanding amount of TMT's unreturned Capital Contributions, calculated from the date each such Capital Contribution was made to the Company and based on a 365 day (or 366 day) year, as the case may be.

         "TENDERED INTEREST PURCHASE OPTION" has the meaning assigned to it in
Section 9.4(d).

         "TENDERED INTEREST OPTION NOTICE" has the meaning assigned to it in
Section 9.4(d).

         "TENDERED MEMBERSHIP INTEREST" has the meaning assigned to it in
Section 9.4(c).

         "TMT" means TMT-Nevada, L.L.C., a Delaware limited liability company.

         "TMT RETURN" means, at any time, an amount equal to (i) fifty percent (50%) of the total Capital Contributions made by CPT Sub pursuant to the terms of this Agreement, reduced (but not below zero) by (ii) the excess (if any) of the Actual Return Amount over the Target Return Amount.

         "TREASURY REGULATIONS" means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "UNALLOCATED DEFAULT AMOUNT" means, with respect to any Member (A) such Member's Default Allocation Amount minus (B) such Member's Allocated Default Amount.

         "UNALLOCATED PREFERRED AMOUNT" means, with respect to any Member, (A) such Member's Preferred Allocation Amount minus (B) such Member's Allocated Preferred Amount.

         "UNALLOCATED TARGET AMOUNT" means, with respect to TMT, (A) the Target Allocation Amount minus (B) the Allocated Target Amount.

         "UNPAID DEFAULT RETURN" means, with respect to any Member, the Default Return due such Member less all amounts distributed to such Member in reduction thereof pursuant to Sections 7.1(a)(2) and 7.1(b)(2) and distributions pursuant to Section 11.2(b)(3) which correspond to distributions pursuant to Section 7.1(b)(2).

         "UNRETURNED DEFAULT CONTRIBUTION" means, with respect to any Member, the total Default Contributions made by such Member less all amounts distributed to such Member in reduction thereof pursuant to Sections 7.1(a)(1) and 7.1(b)(1) and distributions pursuant to Section 11.2(b)(3) which correspond to distributions pursuant to Section 7.1(b)(1).


                                   ARTICLE 2.

                            FORMATION OF THE COMPANY

         SECTION 2.1. NAME AND FORMATION. The name of the Company is Sierra-Nevada Multifamily Investments, LLC. The Certificate of Formation of the Company was filed on behalf of the Original Member by an authorized person on May 1, 1998 and the Company was formed as a Delaware limited liability company pursuant to the Act. The rights and liabilities of the Members shall be as provided in the Act, except as otherwise set forth herein. In the event that any provision in this Agreement conflicts with the Act, such provision in this Agreement shall control and govern to the extent permitted by applicable law.

         SECTION 2.2. PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Company shall be c/o Camden Subsidiary, Inc., 3200 Southwest Freeway, Suite 1500, Houston, Texas 77027, or such other address as may be designated from time to time by all the Members.

         SECTION 2.3. ASSUMED NAME CERTIFICATE. The Company shall do business under the name set forth in Section 2.1 above or under any other name or names which the Members shall agree upon from time to time. If the Company does business under a name other than that set forth under Section 2.1, the Manager shall file or cause to be filed an assumed name or fictitious name certificate or any other document as required by applicable law in appropriate jurisdictions and the Members shall execute such certificates, documents or other writings as may be reasonably requested by the Manager in connection therewith.

         SECTION 2.4. REGISTERED OFFICE AND REGISTERED AGENT. The address of the Company's registered office in the State of Delaware shall be 9 East Loockerman Street, Dover, Delaware 19901. The name of its registered agent at such address shall be National Registered Agents, Inc. The Manager may, from time to time upon notice to each Member and without amending this Agreement, change the Company's registered agent and the address of its registered office.

         SECTION 2.5. TERM. The Company shall commence to exist on the date of the filing of the Certificate of Formation with the Secretary of State of Delaware and shall terminate its existence on December 31, 2048, unless sooner terminated in accordance with the provisions of this Agreement or the Act.

         SECTION 2.6. REGISTRATION. The Manager shall cause the Company to register to do business as a foreign limited liability company in any jurisdiction where the Company will conduct its business and where such registration is required.

         SECTION 2.7. PURPOSE, POWERS AND CHARACTER OF THE BUSINESS OF THE COMPANY. The purposes, powers and character of the business of the Company shall be as follows:

         (a) to acquire, hold and manage the Properties and any other real or personal property and make any improvements thereon;

         (b)       to enter into the Property Management Agreement;

         (c) to own, operate, manage, maintain, repair and otherwise deal with the Properties and any other property owned by the Company and to carry on any other business which may be favorable to an owner of multifamily projects;

         (d) to acquire, hold, use, lease, own, develop, improve and otherwise deal with all or any portion of the Properties;

         (e) to mortgage, sell, lease, assign, transfer, exchange or otherwise encumber or dispose of all of the Properties of the Company, or any portion thereof or interest therein;

         (f) to obtain temporary or permanent financing in the form of acquisition loans, construction loans, participating loans, working capital loans, and intermediate and long-term debt for the purposes recited in this
Section 2.7;

         (g) to make any investment and expenditure, to borrow money and to take any and all other actions which are incidental or reasonably related to any of the purposes recited in this Section 2.7;

         (h) to do any other act or activity, and carry on any business, related directly or indirectly to ownership in real property or interests therein; and

         (i) to do any and all things necessary or desirable to carry out the foregoing activities and any other activity contemplated by this Agreement or the Act.

         SECTION 2.8. ADMISSION OF MEMBERS. Upon the execution of this Agreement or a counterpart of this Agreement, TMT shall be admitted to the Company as a Member. Any additional Member may be admitted at such time and upon such terms and conditions as may be determined by the written act or consent of all of the Members pursuant to Article 9.


                                   ARTICLE 3.

                                    CAPITAL

         SECTION 3.1. CAPITAL OF COMPANY. The capital of the Company shall be the aggregate amount of cash and fair market value of property contributed to the Company in the manner hereinafter set forth in this Article 3.

         SECTION 3.2.  INITIAL CAPITAL CONTRIBUTIONS.

         (a) Pursuant to the Original Agreement and in connection with the formation of the Company, CPT Sub contributed those certain Original Properties to the Company. The undersigned Members agree that the initial Book Value of the Original Properties upon the Original Property Contribution was $151,095,000 (the "Agreed Value").

         (b) Upon execution of this Agreement, (i) TMT shall contribute to the Company the cash set forth opposite its name on Schedule 1 attached hereto and (ii) CPT Sub shall contribute to the Company cash in the sum of $500,000 and the Company shall distribute to CPT Sub an amount of cash equal to $129,832,022 so that CPT Sub's net contribution to the Company shall be as set forth opposite its name on Schedule 1. The entire amount of CPT Sub's net contribution to the Company as further reflected opposite its name on the attached Schedule 1 shall be the Initial Capital Contribution of CPT Sub. The cash contribution made by TMT pursuant to this Section 3.2(b) shall be the Initial Capital Contribution of TMT and, upon making such contribution set forth opposite its name on Schedule 1 attached hereto and following the contribution of $500,000 by CPT Sub to the Company and the payment of the cash distribution by the Company to CPT Sub each as further described in the first sentence of this Section 3.2(b), TMT shall receive its Membership Interest and CPT Sub's Membership Interest shall be adjusted as set forth on Schedule 1.

         SECTION 3.3.  ADDITIONAL CAPITAL CONTRIBUTIONS OF THE MEMBERS.

         (a) After the Initial Capital Contributions have been made to the Company, no Member shall have any obligation to contribute any additional capital to the Company except pursuant to a capital call that has been approved by all the Members. If at any time the Manager determines that additional funds are required by the Company to fund the anticipated cash needs of the Company, the Manager shall notify the Members in writing of such circumstance. Such notice (a "CONTRIBUTION NOTICE") shall set forth the total amount of money needed, the proposed use of such funds, each Member's share of such amount determined in accordance with each Member's Capital Ratio, and the due date thereof, which shall be no earlier than thirty (30) days nor later than forty-five (45) days after the date on which such Contribution Notice is given. Each Member shall be deemed to have approved and consented to the recommendation of the Manager set forth in any Contribution Notice unless such Member notifies the Manager within fifteen (15) days of the Contribution Notice being given that such Member does not approve or consent to the additional capital call set forth in the Contribution Notice.

         (b) If any Member shall fail to make the Additional Capital Contribution required to be made by such Member by the due date thereof as provided in a Contribution Notice approved by all the Members, then the non-defaulting Member shall give the defaulting Member notice of its failure to so make such an Additional Capital Contribution as required in this Section 3.3 ("DEFAULT NOTICE"). If the defaulting Member has not cured the default within ten (10) days after the Default Notice is given (the "DEFAULT DATE") (i) by delivering to the Company payment in the amount set forth in such Default Notice or (ii) by curing such default by other means acceptable to the non-defaulting Member, the non-defaulting Member shall have the right to make the Additional Capital Contribution that the defaulting Member failed to make (the "DEFAULT CONTRIBUTION") by contributing to the Company an amount equal to the Default Contribution within ten (10) days after the Default Date. If the non-defaulting Member does not make the Default Contribution and has already made the Additional Capital Contribution required by the Contribution Notice, such Additional Capital Contribution shall be treated by the Company and the non-defaulting Member as a loan by the non-defaulting Member to the Company (in lieu of a Capital Contribution) and the Company shall immediately return to the non-defaulting Member the amount of such Additional Capital Contribution with interest thereon at the lesser of (i) the maximum rate of interest permitted by applicable law or (ii) nine percent (9%) per annum, for the number of days such funds were held by the Company and no Member shall have any further obligation with respect to such Contribution Notice. If, however, the non- defaulting Member timely makes the Default Contribution, the non-defaulting Member shall be entitled to a priority return of such Default Contribution and a Default Return, and the Capital Ratios and Sharing Ratios of the Members shall be adjusted as follows: (A) each defaulting Member's Capital Ratio and Sharing Ratio shall be reduced based upon 100 divided by the sum of the total Capital Contributions and Default Contributions after such Default Contribution, multiplied by four times the Default Contribution made on behalf of the defaulting Member; and (B) the Capital Ratio and Sharing Ratio of the non-defaulting Member shall be similarly increased by the same amount by which the Capital Ratio and Sharing Ratio of the defaulting Member was reduced. As an example of the foregoing: If total Capital Contributions are $50,000,000, an Additional Capital Contribution of $5,000,000 is required under Section 3.3(a) above, and a Member having an 80% Capital Ratio and 50% Sharing Ratio fails to make its required $4,000,000 Additional Capital Contribution, the defaulting Member's Capital Ratio shall be reduced from 80% to 50.91% and the defaulting Member's Sharing Ratio shall be reduced from 50% to 20.91%. Likewise the non-defaulting Member's Capital Ratio would be increased from 20% to 49.09% and the non-defaulting Member's Sharing Ratio would be increased from 50% to 79.09%. (100/55,000,000 x [4,000,000 x 4] = 29.09%; 80% - 29.09% = 50.91%; 50%
- 29.09% = 20.91%; 20% + 29.09% = 49.09%; 50% + 29.09% = 79.09%).  Further, the
Capital Account balances of the Members shall immediately after such default be adjusted so that the Adjusted Capital Account balances of the Members shall equal an amount such that if all Company assets were sold for their then Book Value and all liabilities allocable to such assets were then satisfied according to their terms and the proceeds distributed in accordance with
Section 7.1 (taking into account the most recent adjustments to Capital Ratios and Sharing Ratios) all Capital Accounts would equal zero after the distribution.

         (c) If a Member makes a payment directly to a creditor or another Member in satisfaction of any indebtedness of the Company pursuant to any indemnity, guaranty or contribution obligation of such Member in respect of Company indebtedness, or if any collateral interest granted by such Member to such creditor or other Member to secure any such indebtedness shall be foreclosed and the proceeds of such foreclosure shall be applied to reduce or satisfy such indebtedness and any foreclosure-related expenses, such Member shall be deemed to have made an Additional Capital Contribution equal to such amount, and shall receive a credit to its Capital Account in the amount thereof.

         (d) Notwithstanding any actual or implied provision to the contrary in this Section 3.3, no Member shall be liable to make any Additional Capital Contribution to the Company and no Member shall have any obligation to make a payment of an amount due the Company by another Member. The right of a non-defaulting Member to make a Default Contribution and receive the benefits set forth in Section 3.3(b) shall be the only remedy against a Member who fails to make an Additional Capital Contribution required by a Contribution Notice.

         SECTION 3.4.  COMPANY CAPITAL.

         (a) Except as may be otherwise specifically provided in this Agreement, no Member shall be paid interest on any Capital Contribution, Default Contribution or Original Property Contribution to the Company.

         (b) No Member shall have the right to withdraw all or any part of its Capital Contribution, Default Contribution or Original Property Contribution or to receive any return on any portion of its Capital Contribution, Default Contribution or Original Property Contribution except as may be otherwise specifically provided in this Agreement.

         (c) When the Company is to return to any Member all or part of its Capital Contribution, Default Contribution or Original Property Contribution or make any other distribution (whether in liquidation or otherwise) to any Member, no Member shall have the right to receive property other than cash. No distribution in kind shall be made to any Member without the prior written approval of all the Members.

         (d) All Capital Contributions and Default Contributions must be made in cash unless, and only to the extent, expressly provided otherwise in a written instrument of approval or consent signed by all of the Members.

         SECTION 3.5. LIABILITY OF MEMBERS. No Member, in such capacity or as a Manager, shall (i) be liable for the debts, liabilities, contracts or any other obligation of the Company, except to the extent expressly provided herein or in the Act, (ii) be liable for the debts or liabilities of any other Member,
(iii) be required to contribute to the capital of, or loan, the Company any funds other than as expressly required in this Agreement, (iv) be liable for the return of all or any portion of the Capital Contributions, Default Contributions or the Original Property Contribution of any Member, or (VIA FEDERAL EXPRESS) except as otherwise expressly provided herein, have any priority over any other Member as to the return of its contributions to capital or as to compensation by way of income.

         SECTION 3.6. LOANS BY MEMBERS OR AFFILIATES. Subject to the other provisions hereof and to other agreements between the Company and some or all of the Members and subject to obtaining the prior written approval of all of the Members in each and every case, any Member or Affiliate may (but shall not be obligated to) at any time loan money or guarantee a loan to the Company to finance Company operations, to finance or refinance any assets of the Company, to pay the debts and obligations of the Company, or for any other Company purpose. Except as otherwise provided herein or in any other agreement between the Company and some or all of the Members which has been approved by all of the Members, if any Member or its Affiliate lends funds or guarantees a loan of funds to the Company, such Member or Affiliate shall be entitled to receive interest on such loan, or a fee for guaranteeing any such loan, at an interest rate or fee to be agreed upon by such Member or and all of the Members.

         SECTION 3.7.  CAPITAL ACCOUNTS.

         (a) A Capital Account shall be established and maintained by the Company for each Member in accordance with this Section 3.7.

         (b) A Member's Capital Account shall be credited with (i) the amount of cash and the initial Book Value of any property contributed by such Member to the Company, (ii) such Member's allocable share of Profits, income and gain and (iii) the amount of any Company liabilities that are expressly assumed by such Member or that are secured by any Company property distributed to such Member.

         (c) A Member's Capital Account shall be debited by (i) the amount of cash and the Book Value of any Company property distributed to such Member pursuant to any provision of this Agreement, (ii) such Member's allocable share of Losses, deductions and other losses and (iii) the amount of any liabilities of such Member that are expressly assumed by the Company or that are secured by any property contributed by such Member to the Company.

         (d) Upon the occurrence of certain events described in Treasury Regulations Sections 1.704- 1(b)(2)(iv)(f), 1.704-1(b)(4) and 1.704-2, the
Manager shall increase or decrease the Capital Accounts of the Members to reflect a revaluation of Company property on the Company's books to its fair market value (as determined by the Manager and taking into account Section 7701(g) of the Code).

         (e) The Capital Account of each Member shall be determined after giving effect to all transactions which have been effected prior to the time when such determination is made giving rise to the allocation of income, gain, Profits, Losses, deductions and other expenses and to all contributions and distributions theretofore made. Any person who acquires a Membership Interest directly from a Member shall have a Capital Account which includes all or part of the Capital Account balance of the Membership Interest so acquired or transferred.

         (f) In the event that any Member makes a loan to the Company, such loan shall not be considered a contribution to the capital of the Company and shall not increase the Capital Account of the lending Member. Repayment of such loans shall not be deemed withdrawals from the capital of the Company.

         (g) Any fees, salary, interest or similar compensation payable to a Member pursuant to this Agreement shall be deemed a guaranteed payment for federal income tax purposes and not a distribution to such Member for such purposes. Such payments to a Member shall not reduce the Capital Account of such Member, except to the extent of its distributive share of any Company Losses or other downward capital adjustment resulting from such payment.

         (h) From time to time the Manager may make such modifications to the manner in which the Capital Accounts are computed to comply with Treasury Regulations Sections 1.704-1(b) and 1.704-2 provided that such modification does not and will not have a material effect on the amounts distributable to any Member pursuant to this Agreement.

         (i) The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

         (j) No Member with an Adjusted Capital Account Deficit shall have any obligation to the Company or any other Member to restore such deficit balance. Furthermore, a deficit Capital Account balance of a Member shall not be deemed to be a Company asset or Company property.

         SECTION 3.8. CAPITAL AND SHARING RATIOS. The Capital Ratio and Sharing Ratio of each Member is set forth opposite its respective name on
Schedule 1, attached hereto and hereby made a part of this Agreement. The Capital and Sharing Ratios set forth on Schedule 1 may be amended from time to time by the unanimous written consent of the Members.


                                   ARTICLE 4

                               RIGHTS AND POWERS
                                 OF THE MANAGER

         SECTION 4.1. MANAGER'S POWERS AND RESPONSIBILITIES. The Manager of the Company shall be CPT Sub or such other person as may be appointed to serve as Manager from time to time by agreement of the Members. The Manager shall manage the affairs of the Company as provided herein. Without limiting the foregoing (but subject to and limited by the provisions of Section 4.2), the Manager shall have full power and authority to do the following to the extent necessary for the conduct of the Company's business (provided, however, that except as expressly provided to the contrary herein, the Manager shall not expend Company funds for any purpose or in any amount other than as set forth in the applicable Operating Plan or Operating Budget):

         (a) to supervise or arrange for the supervision of day-to-day operations of the Company;

         (b) to institute, prosecute, defend or settle any legal, arbitration or administrative actions or proceedings on behalf of or against the Company;

         (c) retain accountants, attorneys, consultants and other independent contractors to the extent such professional services are required to carry on the business of the Company;

         (d) to collect all rents and other payments due and owing to the Company;

         (e) to incur normal operating expenses of, and to pay the obligations of, the Company, and to enter into, perform and carry out contracts and agreements on behalf of the Company for the conduct of the Company's business;

         (f) to perform, or cause to be performed, all the Company's obligations, and to exercise or cause to be exercised all of Company's rights under any agreement (including, without limitation, the Financing Documents and any limited liability company agreement, partnership agreement, joint venture agreement, shareholder's agreement or other similar agreement) to which the Company or any nominee of the Company is a party;

         (g) to pay all taxes, assessments, rents and other impositions applicable to Company assets and undertake when appropriate any action or proceeding seeking to reduce such taxes, assessments, rents or other imposition;

         (h) to obtain, maintain or cancel any type of insurance coverage on the Properties or other assets of the Company, including any commercially reasonable and customary insurance to protect the Manager against liability from third parties in such amounts as are reasonably necessary and appropriate;

         (i) to open or maintain bank accounts for the deposit of Company funds, provided that withdrawals may be made only upon the Manager's signature or any other signature that all of the Members designate;

         (j) to make tax elections and other decisions affecting the tax treatment of a Member in connection with the Member's participation in the Company and to prepare and file tax returns on behalf of the Company in any federal, state, local or foreign tax jurisdiction which may apply;

         (k) to do any and all acts which may be necessary or desirable for the proper management and maintenance of the Properties, including any matters provided for in the Property Management Agreement;

         (l) to execute and deliver such documents on behalf of the Company as it reasonably deems necessary or desirable and in connection with the foregoing provisions; and

         (m) to do any act which is necessary or desirable to carry out any of the foregoing.

         SECTION 4.2. ACTIONS REQUIRING CONSENT OF ALL MEMBERS. Notwithstanding anything to the contrary contained in this Article 4 or elsewhere in this Agreement, unless the action is provided for in the Operating Plan or Operating Budget or the Manager has obtained the written consent of all of the Members the Manager shall not cause the Company to do, nor shall the Manager have the power or authority to cause or permit the Company to do, any of the following:

         (a) to purchase or acquire, or contract or commit to purchase or acquire, any property or asset for a price exceeding $10,000 on any single property or asset; provided that such expenditures shall not exceed $25,000 in the aggregate per Property for any fiscal year;

         (b) to Dispose of all or any portion of, or any estate or interest in, the Properties (other than leasehold interests granted in the ordinary course of business) or assets of the Company, including its goodwill;

         (c) to enter into any contract under which, or as a result of which, the Company could be or become obligated or liable in an amount exceeding $10,000 with respect to any single contract; provided that any such obligations or liabilities shall not exceed $25,000 in the aggregate per Property for any fiscal year;

         (d) to borrow any money or enter into any financing, refinancing or loan transaction or grant a security interest in all or any portion of the Properties;

         (e) to lease any Property of the Company, except in the ordinary course of the Company's business and in accordance with the Property Management Agreement;

         (f) to enter into, or amend, any contract between the Company and a Member or an Affiliate of a Member;

         (g)       to hire any employee for the Company;

         (h) to enter into any agreement restricting the Company or any Member or Affiliate from competing with the business of any Person in any manner;

         (i) to enter into any agreement for, or to consummate, any merger, consolidation, recapitalization, reorganization, reconstitution or any similar rearrangement of the Company or any of its equity, assets or liabilities;

         (j) to admit any Person to the Company as an additional or substitute Member;

         (k) to commit the Company to an assignment for the benefit of creditors, commence (as the debtor) a case in bankruptcy, or commence (as the debtor) any proceeding under any other insolvency law, or consent to or acquiesce in the commencement of any such proceeding against the Company, or admit or confess the insolvency or bankruptcy of the Company;

         (l) to settle any legal, arbitration or administrative claim or proceeding asserted or brought against the Company, or confess a judgement against the Company, at a cost to the Company in excess of the lesser of $500,000.00 or the amount therefor expressly provided in the Operating Budget as a separate line item specifically identifying the particular claim or proceeding;

         (m) to institute or prosecute any legal, arbitration or administrative action, claim or proceeding on behalf of the Company in an amount in excess of $500,000.00;

         (n) to dissolve or wind up the Company or cause or permit the termination of its existence;

         (o)       to change the name of the Company;

         (p) to commit the Company to any capital or operating expenditures in excess of the Operating Plan or Operating Budget as specified in Sections 4.3 and 4.4; or

         (q)       to do any act in contravention of this Agreement.

         SECTION 4.3.  OPERATING PLAN.   The Members have approved the initial
annual plan for the Company including a pro forma income statement including allocation of sources of income, allocation of expenses, statement of cash distributions and equity contribution schedules (collectively, the "OPERATING PLAN") for the partial calendar year ending December 31, 1998. The initial Operating Plan is more fully described on Schedule 3. No later than November 15 of each calendar year, the Manager will present a proposed Operating Plan for the following year to all of the Members for their consideration and approval. Any future Operating Plan is subject to revisions as may be required by the agreement of all of the Members. Any Member who does not send a written objection to the proposed Operating Plan to the Manager within thirty (30) days after receiving the proposed Operating Plan, will be deemed to have approved such proposed Operating Plan. If any Member objects to the Operating Plan within such thirty (30) day period, the Members will cooperate in good faith to try to reach agreement on an Operating Plan approved by all of the Members; until an Operating Plan is approved by all of the Members, the Manager shall be authorized to utilize, with respect to ordinary, normal and recurring items only, the prior year's Operating Plan with increases not greater than increases in the Consumer Pricing Index, except for interest, taxes and insurance which shall be increased based on actual increases, if any, in cost.

         SECTION 4.4 OPERATING BUDGET. The Members have approved the initial operating budget, leasing plan and capital expenditure schedule for each Property (collectively, the "OPERATING BUDGET") for the partial calendar year ending December 31, 1998. The initial Operating Budget is more fully described on Schedule 4. The Operating Budget for subsequent calendar years shall consist of a reasonable estimate of the costs to be incurred for the management, administration and maintenance of the Properties in the manner approved by the Members. No later than November 15 of each calendar year, the Manager will present a proposed Operating Budget for the following year to all of the Members for their consideration and approval. Any future Operating Budget is subject to revisions as may be required by the agreement of all of the Members. Any Member who does not send a written objection to the proposed Operating Budget to the Manager within thirty (30) days after receiving the proposed Operating Budget, will be deemed to have approved such proposed Operating Budget. If any Member objects to the Operating Budget within such thirty (30) day period, the Members will cooperate in good faith to try to reach agreement on an Operating Budget approved by all of the Members; until an Operating Budget is approved by all of the Members, the Manager shall be authorized to utilize, with respect to ordinary, normal and recurring items only, the prior year's Operating Budget with increases not greater than increases in the Consumer Pricing Index, except for interest, taxes and insurance which shall be increased based on actual increases, if any, in cost.

         Notwithstanding the foregoing, with respect to each Property and without the consent of the Members, the Manager shall have the right, in its reasonable discretion, (i) to expend up to 5% more than the amount budgeted for the aggregate operating expense categories for any Fiscal Year, (ii) to expend up to 10% more than the amount budgeted for any capital expenditure budget line item, and (iii) to expend up to $10,000 on any single unbudgeted item including, the purchase or acquisition of any property or the execution of a contract in relation to any Property for such amount, not to exceed a maximum of $25,000 in the aggregate for each Property for any fiscal year.

         SECTION 4.5. DELEGATION OF AUTHORITY. The Manager may from time to time delegate in writing to one or more Members or other Persons (including, without limitation, the property manager designated in the Property Management Agreement) such authority as the Manager may deem advisable and may elect one or more Persons as an Officer of the Company. No Officer need be a Member, Manager, or resident of the State of Delaware.

         SECTION 4.6.  MANAGER FEE FOR THE MANAGER AND REIMBURSEMENT OF
EXPENSES.

         (a) As long as the Manager serves as the Manager hereunder, it shall receive, as its sole and exclusive compensation for its services under this Agreement, a fee of $20,833.33 per month (the "MANAGER FEE"), payable in advance on the first day of each month and pro rated for any partial month after the date hereof. The Manager Fee for the first month after the execution hereof shall be due and payable upon the execution hereof. The Manager Fee paid hereunder may be modified from time to time by agreement of all of the Members. The Manager Fee paid to Manager as provided herein is separate and distinct from the property management fee to be paid in accordance with the terms of the Property Management Agreement. The Manager Fee paid to Manager shall be in lieu of general, administrative, management services and overhead charges for ministerial accounting, record keeping, payroll and similar functions performed on behalf of the Company by employees of Manager or its Affiliates. The Manager Fee, however, shall not be in lieu of, and the Manager and its Affiliates shall be reimbursed for amounts paid to persons other than a Member, Manager or any of their respective Affiliates for goods and services provided to the Company and included in the Operating Plan.

         (b) The Manager and Members shall be reimbursed for any reasonable, out-of-pocket expenses, fees, and costs which any of them pays for, and which are directly related to, the operations of the Company (including costs associated with the acquisition and disposition of any Property) and which are included in the Operating Plan or agreed to by all the Members.

         (c)       The Company shall not have employees.

         SECTION 4.7.   LIABILITY OF THE MANAGER.  It is the intent of this
Section 4.7 to restrict the fiduciary nature of the Manager's duties and liabilities hereunder to the maximum extent permitted under applicable law. Neither the Company nor any Member shall have any claim against the Manager by reason of any act or omission of such Manager performed by the Manager in the reasonable, good faith belief that it was acting within the scope of its authority under this Agreement unless such act or omission involves the Manager's bad faith, gross negligence, willful misconduct or fraud. Further, the Manager shall have no liability hereunder for failing to act if such act required the consent of some or all of the Members and the required consent to such action was requested by Manager but not granted. However, the Manager will be liable to the Company for failing to do any thing specifically required of it by this Agreement and for any act taken without the consent or approval of the Members when such consent is required, provided such failure to do anything specifically required of it by this Agreement or act taken without the required consent or approval of Members (a) involves the Manager's bad faith, gross negligence, wilful misconduct or fraud, or (b) resulted in actual, material damage to the Company or a Member. Any amendment, modification or repeal of this Section 4.7 or any provision in this Section 4.7 shall be prospective only and shall not in any way affect the limitations on the Manager's liability to the Company and the Members under this Section 4.7 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted. In furtherance of this limitation of fiduciary liability and duties of the Manager, but not by way of limitation, the following provisions shall apply:

         (a) It will not constitute a breach of fiduciary or other duty for the Manager to engage in activities of the type conducted by the Company, even if in direct competition with the Company, including without limitation, the purchase, sale and leasing of multifamily projects or the purchase and sale of any real property;

         (b) It will not constitute a breach of fiduciary or other duty for the Manager to resolve any conflicts of interest related to any REIT Requirements;

         (c) It will not constitute a breach of fiduciary or other duty for the Manager to engage, as attorneys, accountants and other advisors on behalf of the Company, persons who may also be retained from time to time by the Manager or its Affiliates, or any of their respective officers, directors or shareholders (including without limitation engaging the auditors for CPT to audit and certify the financial statements of the Company in accordance with
Section 6.3(a) hereof), and such persons may be engaged by both the Company and the Manager or its Affiliates with respect to any matter; provided, however, that unless approved by all of the Members after full disclosure of any conflict of interest, such persons may not be engaged with respect to any matter in which the interest of the Company and the Manager may conflict. The Manager shall not be responsible for any misconduct or negligence on the part of any such attorney, accountant or other advisor;

         (d) It will not constitute a breach of fiduciary or other duty for a Manager, or an Affiliate of a Manager, to contract or enter into any agreement or arrangement with the Company with respect to any aspect of the operations of the Company if approved after full disclosure by all of the Members; and

         (e) It will not constitute a breach of fiduciary or other duty for the Manager to devote time to other matters not related to the operations of the Company, as long as the Manager devotes such time and attention to the business and affairs of the Company as is necessary to reasonably conduct the business and affairs of the Company as set forth herein.

         SECTION 4.8.  INDEMNIFICATION AND EXCULPATION OF THE MANAGER.

         (a) The Company shall indemnify the Manager, any Officer or any Member of the Company from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that are instituted by any Persons other than Members or their Affiliates and relate to the operations of the Company as set forth in this Agreement in which the Manager, such Officer or Member may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that the act or omission of such Manager, Officer or Member was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of gross negligence, willful misconduct or fraud. The termination of any proceeding by judgment, order or settlement does not, without a finding or judgement that the requisite standard of conduct was not met, create a presumption that the Manager, Officer or Member did not meet the requisite standard of conduct set forth in this
Section 4.8(a). The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a conclusive presumption that the Manager, Officer or Member acted in a manner contrary to that specified in this Section 4.8(a). Any indemnification pursuant to this Section 4.8 shall be made only out of the assets of the Company, including insurance proceeds, if any.

         (b) The indemnification provided by this Section 4.8 shall be in addition to any other rights to which the Manager, Officers or Members may be entitled under any agreement, as a matter of law or otherwise.

         (c) The Company may purchase and maintain insurance on behalf of the Manager, Officers and Members as the Manager shall determine with the approval of all the Members, against any liability that may be asserted against or expenses that may be incurred by the Manager, Officers or Members in connection with the Company's activities, regardless of whether the Company would have the power to indemnify the Manager, Officers or Members against such liability under the provisions of this Agreement.

         (d) In no event may the Manager subject any Member to personal liability by reason of the indemnification provisions set forth in this Agreement.

         (e) No Manager, Officer or Member shall be denied indemnification in whole or in part under this Section 4.8 because the Manager, Officer or Member had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

         (f) The provisions of this Section 4.8 are for the sole and exclusive benefit of the Manager, the Officers and the Members and their respective successors, assigns, directors, officers and employees, agents, representatives and Affiliates and shall not be deemed to create any rights for the benefit of any other Persons.

         SECTION 4.9. RIGHTS OF COMPETITION. Each Member or Manager, in its individual capacity or otherwise, and their respective principals and Affiliates, shall be free to engage in, conduct or participate in any business or activity whatsoever, including, without limitation, the purchase, sale and lease of multifamily projects, without any accountability, liability, or obligation whatsoever to the Company or to any other Member. Any competing business or activity of a Member or a Manager may be undertaken with or without notice to or participation therein by any other Member. Each Member and the Company hereby WAIVES any right or claim it may have against any Member or Manager with respect to any competing business or activity or the income or profits therefrom.

         SECTION 4.10 REIT REQUIREMENTS. Each Member understands and acknowledges that CPT has elected to be treated as a real estate investment trust ("REIT") under Code Section 856 and that such status inures to the benefit of all Members. Each Member further understands and acknowledges that in order to maintain its status as a REIT, CPT must comply with numerous and complex rules and regulations set forth in the Code and the Treasury Regulations, many of which are applied on a quarterly and/or annual basis (the "REIT REQUIREMENTS"), and that the management and operation of the Company will have a material effect on the ability of CPT to continue to maintain its status as a REIT. Accordingly, notwithstanding any other provision of this Agreement or any non-mandatory provision of the Act, the Company shall not take any action which (or fail to take any action, the omission of which) (i) could adversely affect the ability of CPT to qualify or continue to qualify as a REIT, (ii) could subject CPT to any additional taxes under Code Section 857 or Code Section 4981 or other potentially adverse consequences under the Code, or (iii) otherwise could cause CPT to violate the REIT Requirements. In addition, notwithstanding any other provision of this Agreement or any non-mandatory provision of the Act, any action of the Manager on behalf of the Company or any decision of the Manager to refrain from acting on behalf of the Company, undertaken in the Manager's business judgment that such action or omission is necessary or advisable in order (i) to protect the ability of CPT to continue to qualify as a REIT or (ii) to avoid CPT incurring any taxes under Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Members. To the extent practicable, the Manager shall give the Members three Business Days' notice of such action or failure to act.

         SECTION 4.11. UBTI REQUIREMENTS. The Manager shall use its best efforts to operate the Company in a manner that will not cause any Member subject to Section 511 of the Code to recognize unrelated business taxable income under Sections 512 or 514 of the Code.

         SECTION 4.12. RESIGNATION AND REMOVAL. The Manager may resign at any time after giving all of the Members at least sixty (60) days' prior written notice of its intention to do so, which notice shall set out the effective date of the resignation. The Manager may be removed by any Member only at such time as none of CPT or its Affiliates is a Member. Upon such resignation or removal, a replacement Manager shall be appointed by all of the Members.

         SECTION 4.13. REOC REQUIREMENTS. Notwithstanding any other provision of this Agreement to the contrary, the Manager shall use its reasonable best efforts to ensure that the Company shall be operated so that it at all times qualifies as a "real estate operating company" within the meaning of Department of Labor regulation 29 C.F.R. Section 2510.3-101 (a "REOC") such that the assets of the Company are not treated as plan assets of any Member that is a plan or is itself treated as holding plan assets of a plan. Should any action or inaction that might otherwise be required or permitted under the last sentence of Section 4.10 of this Agreement adversely affect the Company's ability to continue to qualify as a REOC or should the Company otherwise be unable to satisfy the REOC requirements, the Manager shall consult in good faith with CPT and TMT to determine a course of action or inaction that is satisfactory to CPT and TMT.


                                   ARTICLE 5

                              MEETINGS OF MEMBERS

         SECTION 5.1. PLACE OF MEETINGS. All meetings of the Members shall be held at the principal office of the Company or at such other place within or without the State of Delaware as may be determined by all of the Members and set forth in the respective notice or waivers of notice of such meeting. Notwithstanding the preceding sentence, no meeting shall be held in any place other than Las Vegas, Nevada, Houston, Texas or New York City, New York, without the prior consent of all Members.

         SECTION 5.2. MEETINGS OF MEMBERS. Meetings of the Members shall be held at least quarterly and may be called by the Manager or any Member. The Manager shall serve as chairperson of the meetings unless all the Members determine otherwise.

         SECTION 5.3. NOTICE OF MEETINGS OF MEMBERS. Written or printed notice stating the place, day and hour of the meeting shall be delivered not later than seven (7) nor earlier than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Manager or Member calling the meeting, to each Member of record entitled to vote at such meeting. Notice of any meeting may be waived by the Members.

         SECTION 5.4. QUORUM. All of the Members shall constitute a quorum at all meetings of the Members, except as otherwise required by law. Once a quorum is present at the meeting of the Members, the subsequent withdrawal from the meeting of any Member prior to adjournment or the refusal of any Member to vote shall not affect the presence of a quorum at the meeting. If, however, such quorum shall not be present at any meeting of the Members, the Members entitled to vote at such meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until all of the Members shall be present or represented.

         SECTION 5.5. VOTING ON MATTERS. At any meeting of the Members at which a quorum is present, the vote of all of the Members shall be the act of the Members.

         SECTION 5.6. LIST OF MEMBERS ENTITLED TO VOTE. The Manager shall make, at least five (5) days before each meeting of Members, a complete list of the Members entitled to vote at such meeting, or any adjournment of such meeting, arranged in alphabetical order, with the address of and the Capital Ratio and Sharing Ratio held by each, which list, for a period of five (5) days prior to such meeting, shall be kept on file at the principal office of the Company and shall be subject to inspection by any Member at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection of any Member during the whole time of the meeting. However, failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

         SECTION 5.7. REGISTERED MEMBERS. The Company shall be entitled to treat the holder of record of any Membership Interest as the holder in fact of such Membership Interest for all purposes, and accordingly shall not be bound to recognize any equitable or other claim to, or interest in, such Membership Interest on the part of any other person, whether or not it shall have express or other notice of such claim or interest, except as expressly provided by this Agreement or by applicable law.

         SECTION 5.8. ACTIONS WITH OR WITHOUT A MEETING AND TELEPHONE MEETINGS. Notwithstanding any provision contained in this Article, all actions of the Members provided for herein shall be taken either at a meeting and evidenced by written minutes thereof executed by an authorized Member or by written consent without a meeting. Any meeting of the Members may be held by means of a telephone conference. Any action which may be taken by the Members without a meeting shall be effective only if the written consent (or consents) sets forth the action so taken, and is signed by all of the Members.

         SECTION 5.9. LIMITATIONS ON POWERS OF MEMBERS. Except as expressly authorized by this Agreement, no Member shall, directly or indirectly, do any of the following without the written consent or approval of all of the other
Members: (i) withdraw from the Company, (ii) voluntarily dissolve, terminate or liquidate the Company, (iii) petition a court for the dissolution, termination or liquidation of the Company, or (iv) cause any property of the Company to be subject to the authority of any court, trustee or receiver (including suits for partition and bankruptcy, insolvency and similar proceedings). Except for approvals of Members or matters to be determined by Members as provided in this Agreement, no Member, in such capacity, may (A) act for or on behalf of the Company or take part in the operation, management or control of the Company's business, (B) transact any business in the name of the Company, or (C) have the authority or power to sign documents for or otherwise bind the Company; provided, however, such restriction shall not apply to any action taken by a Member who is the Manager and takes such action in its capacity as Manager.


                                   ARTICLE 6

                               BOOKS AND RECORDS

         SECTION 6.1. BOOKS AND RECORDS. At all times during the existence of the Company, the Manager shall keep or cause to be kept at the Company's principal office true and complete books of account in accordance with generally accepted accounting principles ("GAAP"), including: (a) a current list of the full name and business address of each Member, (b) a copy of the Certificate of Formation and all certificates of amendment thereto, (c) copies of the Company's federal, state and local income tax returns and reports, (d) copies of the Agreement and any financial statements of the Company for the five most recent years, and (e) all documents and information required under the Act. Such books and records shall be available for examination and copying (and the Company will, at its expense, make such copies and deliver them to any Member who requests them at reasonable intervals) at such office by any Member and its duly authorized representatives. Such documents may also be examined at the Company's office by any potential transferee of a Membership Interest or any portion thereof where a Member authorizes such proposed transferee to examine the same in a writing addressed to the Manager and copies of which are sent to all other Members and such proposed transferee has executed and delivered to the Company a confidentiality agreement substantially identical to the provisions set forth in Section 12.13. Any Member, at its own expense, may cause an audit of the books and records of the Company during regular business hours and shall furnish a written report thereof to the other Members.

         SECTION 6.2. ACCOUNTING BASIS FOR TAX REPORTING PURPOSES; FISCAL YEAR. The books and records of the Company shall be kept on the accrual method of reporting for tax and financial reporting purposes. The Fiscal Year of the Company shall be the calendar year.

         SECTION 6.3.  REPORTS.

         (a) Not later than sixty (60) days after the end of each Fiscal Year, the Manager shall cause the Company to prepare and send interim financial statements of the Company for such Fiscal Year to each Member, and not later than ninety (90) days after the end of each Fiscal Year, the Manager shall cause the Company to prepare and send to each Member the following: (1) a statement of operations, a balance sheet, a statement of cash flows and statement of changes in Members' equity for that Fiscal Year (which financial statements shall be audited and certified by the auditors for CPT); and (2) a copy of each federal and, if applicable, state and local income tax return of the Company for that Fiscal Year, together with such other tax information as shall be reasonably necessary for the preparation by each Member of its federal, state and local income tax returns.

         (b) Not later than forty-five (45) days after the end of each fiscal quarter, the Manager shall cause the Company to prepare and send to each Member the following: (1) a statement of cash distributions and equity contributions, and (2) the Manager's discussion and analysis of the results of operations of the Company.

         (c) Not later than fifteen (15) days after the end of each month, the Manager shall cause the Company to prepare and send to each Member the following: (1) an operating statement showing variance from the Operating Budget for each Property and variance from the Operating Plan with respect to the Company, (2) with respect to each Property, an operating statement, a budget variance analysis with explanations, a capital expenditure schedule, an occupancy report and an analysis of marketing and leasing activities, (3) the reports required by any lenders with respect to the Properties, and (4) such other reports that the Members may reasonably request.

         SECTION 6.4. RETURNS AND OTHER ELECTIONS. The Manager shall cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. The Manager shall have the right to cause the Company to withhold and pay to any applicable governmental tax collecting authority or agency any federal or state income or other tax required or permitted to be withheld by the Company pursuant to any applicable law. Any such withheld amount shall be deemed to have been distributed or paid to the Member with respect to whom such amounts have been withheld.

         SECTION 6.5. TAX MATTERS PARTNER. The Manager shall be the "tax matters partner" of the Company pursuant to Section 6231(a)(7) of the Code. The Manager shall take such action as may be necessary to cause each Member to become a "notice partner" within the meaning of Section 6231(a)(8) of the Code. The Manager shall inform each Member of all significant matters that may come to its attention in its capacity as "tax matters partner" by giving notice thereof within five Business Days after the Manager becomes aware thereof and, within that time, shall forward to each Member copies of all significant written communications it may receive in that capacity.


                                   ARTICLE 7

                         ALLOCATIONS AND DISTRIBUTIONS

         SECTION 7.1  DISTRIBUTIONS.

         (a) Except as otherwise provided in Section 11.2 regarding liquidation proceeds, Distributable Cash Flow shall be distributed to the Members monthly in the following order of priority:

                   (1) First, to each Member in respect of such Member's Unreturned Default Contribution, in the proportion that such Member's Unreturned Default Contribution bears to the sum of all Members' Unreturned Default Contributions, until each Member's Unreturned Default Contribution is reduced to zero;

                   (2) Next, to each Member in respect of such Member's Unpaid Default Return, in the proportion that such Member's Unpaid Default Return bears to the sum of all Members' Unpaid Default Returns, until each Member's Unpaid Default Return is reduced to zero;

                   (3) Next, to each Member in the proportion that such Member's Base Return Amount bears to the sum of all Members' Base Return Amounts until each Member has received distributions under this
         Section 7.1(a)(3) and Section 7.1(b)(3) equal to such Member's Base Return Amount; and

                   (4) The balance, if any, to each Member, pro rata, in accordance with their respective Capital Ratios.

         (b) Except as otherwise provided in Section 11.2 regarding liquidation proceeds, Capital Proceeds shall be distributed to the Members in the following order of priority:

                   (1) First, to each Member in respect of such Member's Unreturned Default Contribution, in the proportion that such Member's Unreturned Default Contribution bears to the sum of all Members' Unreturned Default Contributions, until each Member's Unreturned Default Contribution is reduced to zero;

                   (2) Next, to each Member in respect of such Member's Unpaid Default Return, in the proportion that such Member's Unpaid Default Return bears to the sum of all Members' Unpaid Default Returns, until each Member's Unpaid Default Return is reduced to zero;

                   (3) Next, to each Member in the proportion that such Member's Base Return Amount bears to the sum of all Members' Base Return Amounts until each Member has received distributions under this
         Section 7.1(b)(3) equal to such Member's Base Return Amount;

                   (4) Then, to TMT in respect of TMT's accrued and unpaid Target Return Amount, but only to the extent of the excess (if any) of the Target Return Amount over the Actual Return Amount;

                   (5) Then, an amount equal to the TMT Return, reduced by any previous distributions made to TMT in respect of the TMT Return under this Section 7.1(b)(5), shall be distributed to TMT; and

                   (6) The balance, if any, to each Member, pro rata, in accordance with each Member's respective Sharing Ratio.

         SECTION 7.2. ALLOCATION OF PROFITS, LOSSES AND DISTRIBUTIVE SHARES OF TAX ITEMS.

         (a) ALLOCATIONS OF INCOME FROM OPERATIONS. Subject to Section 7.2(e), Section 7.2(f) and Section 7.3, Income from Operations for any Fiscal Year will be allocated in the following order:

                   (1) first, to the Members in accordance with their respective Capital Ratios until the cumulative amount of Income from Operations allocated pursuant to this Section 7.2(a)(1) equals the cumulative amount of Losses from Operations allocated pursuant to
         Section 7.2(b)(3) and not previously offset pursuant to this Section 7.2(a)(1);

                   (2) second, to each Member to the extent of and in proportion to each such Member's Unallocated Default Amount;

                   (3) third, to each Member to the extent of and in proportion to each such Member's Unallocated Preferred Amount; and

                   (4) the balance, if any, to each Member in accordance with their respective Capital Ratios.

         (b) ALLOCATIONS OF LOSSES FROM OPERATIONS. Subject to Section 7.2(e), Section 7.2(f) and Section 7.3, Losses from Operations for any fiscal year will be allocated in the following order:

                   (1) first, to the Members in accordance with their respective Capital Ratios until the cumulative amount of Losses from Operations allocated pursuant to this Section 7.2(b)(1) equals the cumulative amount of Income from Operations allocated to each Member pursuant to Section 7.2(a)(4) and not previously offset by this
         Section 7.2(b)(1);

                   (2) second, to each Member until each Member has been allocated a cumulative amount of Losses from Operations pursuant to this Section 7.2(b)(2) in an amount equal to the cumulative amount of Income from Operations allocated to each Member pursuant to Section 7.2(a)(3) and not previously offset by this Section 7.2(b)(2);

                   (3) third, to each Member until each Member has been allocated a cumulative amount of Losses from Operations pursuant to this Section 7.2(b)(3) in an amount equal to the cumulative amount of Income from Operations allocated to each Member pursuant to Section 7.2(a)(2) and not previously offset by this Section 7.2(b)(3); and

                   (4) thereafter, to the Members in accordance with their respective Capital Ratios.

         (c) ALLOCATIONS OF GAINS FROM CAPITAL TRANSACTIONS. Except as provided in Section 7.2(j), and subject to Section 7.2(e), Section 7.2(f) and
Section 7.3, Gains from Capital Transactions for any Fiscal Year shall be allocated in the following order:

                   (1) first, to the Members in accordance with their respective Capital Ratios until the cumulative amount of Gain from Capital Transactions allocated under this Section 7.2(c)(1) equals the cumulative amount of Loss from Capital Transactions allocated to the Members pursuant to Section 7.2(d)(5) and not previously offset by this Section 7.2(c)(1);

                   (2) second, to each Member to the extent of and in proportion to each such Member's Unallocated Default Amount;

                   (3) third, to each Member to the extent of and in proportion to each such Member's Unallocated Preferred Amount;

                   (4) fourth, 100% to TMT until the cumulative amount of Gain from Capital Transactions allocated to TMT pursuant to this
         Section 7.2(d)(4) equals the sum of (i) the Unallocated Target Amount and (ii) the aggregate amount of Loss from Capital Transactions previously allocated pursuant to Section 7.2(d)(2); and

                   (5) the balance, if any, to the Members in accordance with their respective Sharing Ratios.

         (d) ALLOCATIONS OF LOSS FROM CAPITAL TRANSACTIONS. Except as provided in Section 7.2(j), and subject to Section 7.2(e), Section 7.2(f) and
Section 7.3, Loss from Capital Transactions for any Fiscal Year shall be allocated in the following order:

                   (1) first, to the Members in accordance with their respective Sharing Ratios until the cumulative amount of Loss from Capital Transactions allocated to the Members pursuant to this Section 7.2(d)(1) equals the cumulative amount of Gain from Capital Transactions allocated to each Member pursuant to Section 7.2(c)(5) and not previously offset by this Section 7.2(d)(1);

                   (2) second, 100% to TMT until the cumulative amount of Loss from Capital Transactions allocated to TMT pursuant to this
         Section 7.2(d)(2) equals the cumulative amount of Gain from Capital Transactions allocated to TMT pursuant to Section 7.2(c)(4) and not previously offset pursuant to this Section 7.2(d)(2);

                   (3) third, to each Member until the cumulative amount of Loss from Capital Transactions allocated to each Member pursuant to this Section 7.2(d)(3) equals the cumulative amount of Gains from Capital Transactions allocated to each member pursuant to Section 7.2(c)(3) and not previously offset pursuant to this Section 7.2(d)(3);

                   (4) fourth, to each Member until the cumulative amount of Loss from Capital Transactions allocated to each Member pursuant to this Section 7.3(d)(4) equals the cumulative amount of Gains from Capital Transactions allocated to each member pursuant to Section 7.3(c)(2) and not previously offset pursuant to this Section 7.3(d)(4); and

                   (5) thereafter, to the Members in accordance with their respective Capital Ratios.

         (e) SPECIAL ALLOCATIONS. Except as otherwise provided in this Agreement, the following special allocations will be made in the following order and priority:

                   (1) COMPANY MINIMUM GAIN CHARGEBACK. Notwithstanding any other provision of this Section, if there is a net decrease in Company Minimum Gain during any taxable year or other period for which allocations are made, the Members will be specially allocated items of Company income and gain for that period (and, if necessary, subsequent periods). The amount allocated to each Member under this Section shall be an amount equal to the total net decrease in the Member's Minimum Gain Share at the end of the immediately preceding taxable year. The items to be allocated will be determined in accordance with Treasury Regulations Section 1.704-2(g)(2). This
         Section 7.2(c)(1) is intended to comply with the "partnership minimum gain chargeback" requirements of the Treasury Regulations and the exceptions thereto and will be interpreted consistently therewith.

                   (2) MEMBER NONRECOURSE DEBT MINIMUM GAIN CHARGEBACK. Notwithstanding any other provision of this Section (other than Section 7.2(c)(1) which shall be applied first), if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any taxable year or other period for which allocations are made, any Member with a share of such Member Nonrecourse Debt Minimum Gain attributable to any Member nonrecourse debt (determined under Treasury Regulations Section 1.704-(2)(i)(5)) as of the beginning of the year shall be specially allocated items of Company income and gain for that period (and, if necessary, subsequent periods) in proportion to the portion of such Member's share of the net decrease in the Member Nonrecourse Debt Minimum Gain with respect to such Member nonrecourse debt that is allocable to the disposition of Company property subject to such Member nonrecourse debt. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(g). This
         Section is intended to comply with the "partner minimum gain chargeback" requirements of the Treasury Regulations and the exceptions thereto and shall be interpreted consistently therewith.

                   (3) QUALIFIED INCOME OFFSET. A Member who unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4),
         (5) or (6) will be specially allocated items of Company income and gain in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of the Member as quickly as possible.

                   (4) NONRECOURSE DEDUCTIONS. Nonrecourse Deductions for any taxable year or other period for which allocations are made will be allocated among the Members in proportion to their respective Sharing Ratios in the Company.

                   (5) MEMBER NONRECOURSE DEDUCTIONS. Notwithstanding anything to the contrary in this Agreement, any Member Nonrecourse Deductions for any taxable year or other period for which allocations are made will be allocated to the Member who bears the economic risk of loss with respect to the Member nonrecourse debt to which the Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704- 2(i).

                   (6) CODE SECTION 754 ADJUSTMENTS. To the extent an adjustment to the adjusted tax basis of any Company asset under Code Sections 734(b) or 743(b) is required to be taken into account in determining Capital Accounts under Treasury Regulations Section 1.704-1(b)(2)(iv)(m), the amount of the adjustment to the Capital Accounts will be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis), and the gain or loss will be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted under Treasury Regulations
         Section 1.704-1(b)(2)(iv)(m).

                   (7) REALLOCATION. Subject to Section 7.3, to the extent Losses allocated to a Member would cause such Member to have an Adjusted Capital Account Deficit at the end of any Fiscal Year, the Losses will be reallocated to the other Members with positive Capital Account balances in accordance with and to the extent of such positive Capital Account balances provided, however, that the allocation of Net Losses to CPT Sub shall be made only to the extent permitted by Code Section 514(c)(9)(E) and that any limitation on the allocation of Net Losses which may be allocated to TMT is intended to comply with Section 1.514(c)-2(h) of the Treasury Regulations and any further allocation of Net Losses to CPT Sub shall be limited to the extent permitted by Treasury Regulations Sections 1.514(c)-2(e), (f) and (g), as applicable. If any Member receives an allocation of Losses in accordance with this Section, such Member shall be allocated Profits in subsequent Fiscal Years necessary to reverse the effect of such allocation of Losses. Such allocation of Profits (if any) shall be made before any allocations under Section 7.2(a) but after any other allocations under Section 7.2(c).

                   (8) DEPRECIATION RECAPTURE. In the event there is any recapture of Depreciation or investment tax credit, the allocation of gain or income attributable to such recapture shall be shared by the Members in the same proportion as the deduction for such Depreciation or investment tax credit was shared.

                   (9) INTEREST IN COMPANY. Notwithstanding any other provision of this Agreement, no allocation of Profit or Loss or item of Profit or Loss will be made to a Member if the allocation would not have "economic effect" under Treasury Regulations Section 1.704-1(b)(2)(ii) or otherwise would not be in accordance with the Member's interest in the Company within the meaning of Treasury Regulations Section 1.704-1(b)(3) or 1.704- 1(b)(4)(iv). The Manager will have the authority to reallocate any item in accordance with this
         Section 7.2(c)(9).

         (f) CURATIVE ALLOCATIONS. The allocations set forth in Section 7.2(c)(1) through (9) (the "REGULATORY ALLOCATIONS") are intended to comply with certain requirements of Treasury Regulations Section 1.704-1(b) and 1.704-2. The Regulatory Allocations may not be consistent with the manner in which the Members intend to divide Company distributions. Accordingly, the Manager is authorized to further allocate Profits, Losses, and other items among the Members so as to prevent the Regulatory Allocations from distorting the manner in which Company distributions would be divided among the Members under Sections 7.1 and 11.2 but for application of the Regulatory Allocations. In general, the reallocation will be accomplished by specially allocating other Profits, Losses and items of income, gain, loss and deduction, to the extent they exist, among the Members so that the net amount of the Regulatory Allocations and the special allocations to each Member is zero. The Manager will have discretion to accomplish this result in any reasonable manner that is consistent with Code Section 704 and the related Treasury Regulations.

         (g) TAX ALLOCATIONS--CODE SECTION 704(c). In accordance with Code Section 704(c) and the related Treasury Regulations, income, gain, loss and deduction with respect to any property contributed to the capital of the Company, solely for tax purposes, will be allocated among the Members so as to take account of any variation between the adjusted basis to the Company of the property for federal income tax purposes and the initial Book Value. If the Book Value of any Company asset is adjusted, subsequent allocations of income, gain, loss and deduction with respect to that asset will take account of any variation between the adjusted basis of the asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c) and the related Treasury Regulations. Any elections or other decisions relating to allocations under this

Section 7.2(g) will be made in any manner that the Manager determines is in accordance with such Treasury Regulations. Allocations under this Section are solely for purposes of federal, state and local taxes and will not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses or other items or distributions under any provision of this Agreement.

         (h) OTHER ALLOCATION RULES. The following rules will apply to the calculation and allocation of Profits, Losses and other items:

                   (1) For purposes of determining the Profits, Losses or any other item allocable to any period, Profits, Losses and other items will be determined on a daily, monthly or other basis, as determined by the Manager using any permissible method under Code
         Section 706 and the related Treasury Regulations.

                   (2) Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction, credit and other allocations not provided for in this Agreement will be divided among the Members in the same proportions as they share Profits and Losses.

         (i) MEMBER ACKNOWLEDGMENT. The Members agree to be bound by the provisions of this Section in reporting their shares of Company income and loss for income tax purposes.

         (j) SPECIAL ALLOCATION IN DISPOSITION YEAR AND SUBSEQUENT YEARS. Notwithstanding Section 7.2 but subject to Section 7.3, in connection with the dissolution of the Company, Profits or Losses shall be allocated among the Members in such a manner that the distributions to each Member pursuant to
Section 11.2 shall be, to the maximum extent possible, the same amount as would be distributed to such Member if such distributions were to be governed solely by Section 7.1. Notwithstanding the preceding sentence, actual distributions made subsequent to the allocations under this Section 7.2(j) shall be made pursuant to Section 7.1.

         (k) RECHARACTERIZATION. If the Internal Revenue Service successfully asserts an adjustment to the taxable income of a Member and, as a result of such adjustment, the Company is entitled to a deduction for federal income tax purposes in excess of any gain recognized by the Company, such excess deduction shall be allocated to such Member. If the Internal Revenue Service successfully asserts an adjustment to the taxable income of the Company and, as a result of such adjustment, any Member is entitled to a deduction for federal income tax purposes in excess of any gain recognized by such Member, the additional Company taxable income shall be allocated to such Member. If the Internal Revenue Service successfully asserts an adjustment to the taxable income of the Company disallowing deductions for any of the fees paid or payable to the Manager, then additional Company taxable income allocable to the Members as a result of such disallowance shall be reallocated to the Manager.

         SECTION 7.3  COMPLIANCE WITH CODE.

         (a) The provisions of this Agreement relating to the allocation of Profits, Losses and other items for federal income tax purposes are intended to comply with Section 514(c)(9)(E) of the Code (to the extent applicable) and Treasury Regulations Sections 1.704-1(b) and 1.704-2, and shall be adjusted insofar as may be required to meet the requirements of Section 514(c)(9)(E) of the Code and Treasury Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding anything to the contrary, no allocation specified in this Article shall be made if it would lack "substantial economic effect."

         (b) Notwithstanding Section 7.2, if, as of the last day of a Fiscal Year any Qualified Organization would be allocated an amount of aggregate Profits for any Fiscal Year ending on the liquidation date of the Company that would cause its percentage share of aggregate Profits for such Fiscal Year to exceed its lowest Capital Ratio used for the allocation of Loss (taking into account redemptions of Membership Interests, admissions of new Members or similar events), an amount of Profits that would otherwise be allocated to such Qualified Organization shall instead be allocated to the Manager in the amount required to cause the Profits allocable to such Qualified Organization to not exceed its lowest Capital Ratio used for the allocation of Loss (taking into account redemptions of Membership Interests, admissions of new Members or similar events) and an equal amount of Profit shall be reallocated to such Qualified Organization in subsequent years to the extent not inconsistent with this paragraph.

         SECTION 7.4 ALLOCATIONS UPON TRANSFER OF MEMBERSHIP INTEREST. In the event of the transfer of all or any part of a Membership Interest (in accordance with the provisions of this Agreement) at any time other than the end of a Fiscal Year, the share of Profits or Losses (in respect of the Membership Interest so transferred) shall be allocated between the transferor and the transferee in the same ratio as the number of days in such Fiscal Year before and after such transfer; provided, however, that (a) Profits and Losses from the sale or other disposition of all or any substantial part of the assets of the Company shall be allocated on the basis of the Members' Sharing Ratios on the date of closing of the sale or other disposition, and (b) extraordinary or nonrecurring items of gain or loss shall be allocated on the basis of the Members' Sharing Ratios on the date the gain is realized or the loss incurred, as the case may be.

         SECTION 7.5 RESTRICTED DISTRIBUTIONS. Notwithstanding any provision to the contrary contained in this Agreement, the Company, and the Manager on behalf of the Company, shall not make a distribution to any Member on account of its Membership Interest to the extent (if any) that such distribution would violate Section 18-607 of the Act or other applicable law.

         SECTION 7.6 AMORTIZATION AND ALLOCATION OF ORGANIZATION AND START-UP EXPENSES. The Company shall elect to amortize the following over a period of 60 calendar months: (i) all organization expenses in accordance with the provisions of Section 709(b) of the Code; and (ii) all start-up expenses in accordance with the provisions of Section 195 of the Code. The Company shall pay all of its own legal fees and expenses (if any) relating to the preparation of this Agreement.

                                   ARTICLE 8

                                    OFFICERS

         SECTION 8.1 NUMBER. The principal Officers of the Company, if any, may consist of a President, one or more Vice Presidents, the Secretary, the Treasurer, and such other Officers and assistant Officers and agents as may be deemed necessary and elected or appointed by the Manager, at such time and in such manner and for such terms as the Manager may prescribe. Any two or more offices may be held by the same person.

         SECTION 8.2 GENERAL DUTIES. All Officers and agents of the Company shall have only such authority and perform such duties as is assigned to them by the Manager, but in all cases the authority of every Officer and agent shall be derived from, and shall never exceed, the authority granted to the Manager by the provisions of this Agreement. All Officers shall serve on behalf of the Company and subject to the provisions of this Agreement.

         SECTION 8.3. ELECTION, TERM OF OFFICE AND QUALIFICATIONS. The Officers may be appointed by the Manager in its sole and absolute discretion at any time. Each Officer shall hold office until a successor is chosen and qualified or until the death, resignation, or removal of such Officer.

         SECTION 8.4. REMOVAL. Any Officer or agent elected or appointed by the Manager may be removed (with or without cause) by the Manager at any time.

         SECTION 8..5 RESIGNATION. Any Officer may resign at any time by giving written notice to the Manager. Such resignation shall take effect at the time specified in the notice, and, unless otherwise specified in the notice, the acceptance of such resignation shall not be necessary to make it effective. Such resignation shall be without prejudice to the contract rights or claims, if any, of the Company.

         SECTION 8.6. INDEMNIFICATION. The Officers shall be indemnified by the Company to the extent and in the manner described in Section 4.8.


                                   ARTICLE 9

                    TRANSFERABILITY OF MEMBERSHIP INTERESTS

         SECTION 9.1.  RESTRICTIONS ON TRANSFER OF INTEREST OF AND IN A MEMBER.

         (a) Except as otherwise provided in this Article, unless all of the Members consent (which consent shall not be unreasonably withheld), no Member shall withdraw or retire from the Company, substitute any person in its stead or sell, exchange, transfer, give, assign, pledge, hypothecate, mortgage or dispose of all or any portion of or interest in its Membership Interest, and any such prohibited sale, exchange, transfer, gift, assignment, pledge, hypothecation, mortgage or disposition shall be void.

         (b) Notwithstanding anything to the contrary contained herein, unless all of the Members consent (which consent shall be in the sole and absolute discretion of each Member), no Member may sell, transfer or assign all or any portion of its Membership Interest if such sale, transfer or assignment:

                   (1) would cause the Company to lose its status as a partnership for federal income tax purposes;

                   (2) would violate any federal securities laws or any applicable state securities laws (including suitability standards); or

                   (3)       would violate any of the REIT Requirements.

         (c) Without the express prior written consent of Manager, TMT may not Dispose, or create or permit any encumbrance against, any beneficial or equity interest in TMT to any other Person or issue additional equity interests in TMT to any other Person.

         (d) No admission (or purported admission) of a Member, and no transfer (or purported transfer) of all or any part of a Member's interest in the Company (or any interest therein), other than to a person who then and theretofore is already a Member, shall be effective, and any such admission or transfer (or purported admission or transfer) shall be void ab initio, and no Person shall otherwise become a Member if (i) at the time of such admission or transfer (or purported admission or transfer) any interest in the Company (or economic interest therein) is traded on an established securities market or readily tradeable on a secondary market or the substantial equivalent thereof or (ii) after or as a result of such admission or transfer (or purported admission or transfer) the Company would have more than 100 Members. For purposes of clause (i) of the preceding sentence, an established securities market is a national securities exchange that is either registered under
Section 6 of the Securities Exchange Act of 1934 (the "1934 Act") or exempt from registration because of the limited volume of transactions, a foreign securities exchange that, under the law of the jurisdiction where it is organized, satisfies regulatory requirements that are analogous to the regulatory requirements of the 1934 Act, a regional or local exchange, or an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise. For purposes of such clause (i), interests in the Company (or interests therein) are readily tradeable on a secondary market or the substantial equivalent thereof if (i) interests in the Company (or interests therein) are regularly quoted by any person, such as a broker or dealer, making a market in the interests; (ii) any person regularly makes available to the public (including customers or subscribers) bid or offer quotes with respect to interests in the Company (or interests therein) and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others;
(iii) the holder of an interest in the Company has a readily available, regular, and ongoing opportunity to sell or exchange such interest (or interests therein) through a public means of obtaining or providing information of offers to buy, sell, or exchange such interests; or (iv) prospective buyers and sellers otherwise have the opportunity to buy, sell, or exchange interests in the Company (or interests therein) in a time frame and with the regularity and continuity that is comparable to that described in clauses (i), (ii) and
(iii) of this sentence. For purposes of determining whether the Company will have more than 100 Members, each Person indirectly owning an interest in the Company through a partnership (including any entity treated as a partnership for federal income tax purposes), a grantor trust or an S corporation (each such entity a "flow-through entity") shall be treated as a Member unless the Manager determines in its sole discretion, after consulting with qualified tax counsel, that less than substantially all of the value of the beneficial owner's interest in the flow-through entity is attributable to the flow-through entity's interest (direct or indirect) in the Company.

         SECTION 9.2. RIGHT OF FIRST REFUSAL. Except as provided to the contrary in Section 9.1(e) hereof, no Member shall Dispose of all or any part of its Membership Interest to any Person other than an Affiliate of which it owns more than 50% of all the equity interests (and rights to convert into equity interests) unless it first satisfies and complies with the provisions of this Section 9.2 with respect to such proposed disposition. Before accepting any offer (a "PURCHASE OFFER") from another Person to purchase or acquire all, but not less than all, of its Membership Interest, or allowing another Person to accept its offer to sell or Dispose of all, but not less than all, of its Membership Interest, a Member ("DISPOSING MEMBER") shall first offer to sell to the other Member the Membership Interest (the "OFFERED INTEREST") which such Disposing Member proposes to transfer.

Such offer (the "MEMBER'S OFFER") shall be made by an irrevocable written offer to sell the Membership Interest which the Disposing Member proposes to transfer for the same price and on the same terms and conditions as which the Disposing Member proposes to Dispose of such Membership Interest to the proposed transferee. The Member's Offer shall also contain a complete description of the transaction in which the Disposing Member proposes to transfer such Membership Interest to the third party, including the name of the proposed transferee and the consideration for and other terms of the proposed transfer. The other Member shall have thirty (30) days after actual receipt of such Member's Offer within which to notify the Disposing Member whether or not such other Member will accept the Member's Offer. If the other Member does not accept the Member's Offer, the Disposing Member shall then have 180 days within which to sell or transfer such Membership Interest, upon the same terms and conditions as those set forth in such Member's Offer. Any such transfer of Membership Interest to a third party shall be subject to all of the other terms and provisions of this Agreement, and shall not be effective unless the transferee signs a written agreement reasonably satisfactory to the other Members in which such transferee joins and becomes a party to this Agreement as described hereunder.

         SECTION 9.3.  BUY-SELL.

         (a) At any time after the effective date of this Agreement (subject to the provisions of Section 9.4(e)), and prior to the time TMT has exercised its Marketing Right under Section 9.4(a), a Member (the "OFFERING MEMBER") may request the other Member ( the "RESPONDING MEMBER") to purchase all, but not less than all, of its Membership Interest (such purchase or sale is hereinafter referred to as a "BUYOUT EVENT," and the purchasing Member in such Buyout Event is referred to herein as the "PURCHASER") by giving written notice (a "BUYOUT NOTICE") to the other Member. The Buyout Notice shall contain an irrevocable written offer (the "BUY-SELL OFFER") including the information required in Section 9.3(b) and shall set out the Offering Member's offer (1) to purchase all, but not less than all, of the Membership Interest of the Responding Member, or (2) if the Responding Member is unwilling to sell its Membership Interest on the terms set out in the Buy-Sell Offer, to sell all, but not less than all, of its Membership Interest to the Responding Member. The Responding Member shall have the option for sixty (60) days after actual receipt of the Buy-Sell Offer to notify the Offering Member that the Responding Member has elected either (1) to sell all, but not less than all, of its Membership Interest to the Offering Member on the terms and conditions set out in the Buy-Sell Offer, or (2) to purchase all, but not less than all, of the Membership Interest of the Offering Member on such terms and conditions.
If the Responding Member fails to respond within such time, the Responding Member will be deemed to have elected to sell all of its Membership Interest to the Offering Member on the terms and conditions set out in the Buy-Sell Offer.

         (b) The Buy-Sell Offer shall set forth the dollar value the Offering Member places on the entire equity value (i.e., all of the Membership Interests) of the Company ("COMPANY VALUE"). The Buy-Sell Offer shall state the price in cash (the "OFFERED PRICE") at which the Purchaser offers to buy the entire Membership Interest of the Responding Member, and it shall also state the price in cash (the "SELL-OUT PRICE") at which the Purchaser is willing to sell its entire Membership Interest to the Responding Member. The Sell-Out Price should reflect the identical Company Value as is reflected in the Offered Price, i.e., it should reflect the amount which each Member would receive assuming that all of the assets of the Company have been sold for cash and, after satisfying all liabilities of the Company, the Company has only cash remaining in an amount equal to the Company Value and that a hypothetical distribution of the Company Value is then made to the

Members according to the terms of Section 11.2 in complete liquidation of the Company. The entire price (i.e., the Offered Price, or the Sell-Out Price, as the case may be) shall be payable in cash at the closing of such sale. Any sale pursuant to such Buyout Event shall be consummated within one hundred twenty (120) days after actual receipt by the Responding Member of the Buy-Sell Offer as described in Section 9.3(a), and the selling Member must deliver its entire Membership Interest to the Purchaser at the closing, free and clear of all encumbrances and claims.

         SECTION 9.4.  MARKETING RIGHT.

         (a) At any time on or after the third anniversary of the effective date of this Agreement, if no Member has then exercised its rights under the Buy-Sell provisions of Section 9.3, then TMT shall have the right (the "MARKETING RIGHT") to require the Manager to market all the Properties for Disposition for the purposes of liquidating the Company upon such Disposition (provided, however, that such marketing Right shall not extend to nor shall it apply to any Identified Property, unless and until any such Identified Property is no longer subject to Disposition under Section 9.4(c)). TMT may exercise its Marketing Right by sending the Manager and CPT Sub a written notice (the "MARKETING NOTICE") which states that TMT has exercised its Marketing Right. Upon receipt of the Marketing Notice, Manager shall, in a commercially reasonable and reasonably effective manner, market all of the Properties in a single portfolio sale and may secure the services of a third party to assist Manager with the marketing of the Properties on such terms and conditions as are approved by all of the Members. The Manager shall seek to secure a purchaser and complete the Disposition of all of the Properties within six months after receipt of the Marketing Notice. If the Manager is unable to secure a purchaser for the Properties who tenders an offer to purchase the Properties on terms that are acceptable to all of the Members within three months after receipt of the Marketing Notice, then TMT may undertake to market the Properties along with the Manager. Unless all the Property of the Company is under a binding contract for sale at the conclusion of the six-month period following Manager's receipt of the Marketing Notice, the Buy-Sell rights of
Section 9.3 shall immediately be available to each Member on the date which is six months after Manager's receipt of the Marketing Notice.

         (b) Notwithstanding the provisions of Section 9.4(a), CPT Sub shall have the right (the "PURCHASE OPTION") at any time within thirty (30) days after the Manager's receipt of the Marketing Notice to elect to purchase the Membership Interest of TMT or to cause the Company to redeem the Membership Interest of TMT. CPT Sub shall exercise the Purchase Option by giving written notice (the "OPTION NOTICE") to TMT of the exercise by CPT Sub of such Purchase Option and by designating therein whether CPT Sub (or its designee) shall purchase the Membership Interest of TMT or whether the Company shall redeem the Membership Interest of TMT. In either event, TMT shall be deemed to have agreed to sell its entire Membership Interest upon receipt of the Option Notice, and CPT Sub (or its designee) shall have agreed to purchase the Membership Interest of TMT for the Cash Amount or the Company shall have agreed to redeem the Membership Interest of TMT for the REIT Shares Amount. The closing of the purchase or redemption of TMT's Membership Interest under this
Section 9.4(b) shall occur on a Business Day designated by CPT Sub which is not more than sixty (60) days following the date upon which CPT Sub delivered the Option Notice to TMT; provided, however, that to the extent that TMT shall have exercised the Partial Disposition Right under Section 9.4(c) below, any adjustments to its Membership Interest under Section 9.4(d) below, shall be made prior to the calculation of the Cash Amount or REIT Shares Amount for purposes of this Section 9.4(b).

         (c) At any time on or after the third anniversary of the effective date of this Agreement, if no Member has exercised its rights under the Buy-Sell provisions of Section 9.3 and provided that TMT has not exercised the Marketing Right under Section 9.4(a), then TMT shall have the right (the "PARTIAL DISPOSITION RIGHT") to require the Manager to market certain of the Properties for Disposition. TMT may exercise the Partial Disposition Right by sending the Manager and CPT Sub a written notice (the "PARTIAL DISPOSITION NOTICE") which states that TMT has exercised its Partial Disposition Right, and the specific portion (expressed as a percentage) of its Membership Interest that TMT elects to Dispose of in accordance with this Section 9.4(c) (the "TENDERED MEMBERSHIP INTEREST"). Upon receipt of the Partial Disposition Notice, Manager and TMT shall mutually agree upon and identify certain Properties (the "IDENTIFIED PROPERTIES") which if sold by the Company in a single sale in a commercially reasonable manner should result in Capital Proceeds to the Company that are sufficient to enable the Company to make distributions to the Members in accordance with Section 7.1(b) hereof which shall result in total distributions to TMT equal to the Cash Amount attributable to the Tendered Membership Interest. Following, the identification of the Identified Properties, the Manager shall, in a commercially reasonable and reasonably effective manner, market all of the Identified Properties in a single sale and may secure the services of a third party to assist the Manager with the marketing of such Identified Properties on such terms and conditions as are approved by all of the Members. The Manager shall seek to secure a purchase and complete the Disposition of all of the Identified Properties within six months after the identification of such Identified Properties by TMT and the Manager. If the Manager is unable to secure a purchaser for the Identified Properties who tenders an offer to purchase the Properties on terms that are acceptable to all of the Members within the first three months of the foregoing six month period, then TMT may undertake to market the Identified Properties along with the Manager.

         (d) Notwithstanding the provisions of Section 9.4(c), CPT Sub shall have the right (the "TENDERED INTEREST PURCHASE OPTION") at any time within thirty (30) days after the Manager's receipt of the Partial Disposition Notice to elect to purchase the Tendered Membership Interest or to cause the Company to redeem the Tendered Membership Interest. CPT Sub shall exercise the Tendered Interest Purchase Option by giving written notice (the "TENDERED INTEREST OPTION NOTICE") to TMT of the exercise by CPT Sub of such Tendered Interest Purchase Option and by designating therein whether CPT Sub (or its designee) shall purchase the Tendered Membership Interest or whether the Company shall redeem the Tendered Membership Interest. In either event, TMT shall be deemed to have agreed to sell the entire Tendered Membership Interest upon receipt of the Tendered Membership Interest Option Notice, and CPT Sub (or its designee) shall have agreed to purchase the entire Tendered Membership Interest for the Cash Amount or the Company shall have agreed to redeem the entire Tendered Membership Interest for the REIT Shares Amount. The closing of the purchase or redemption of TMT's Tendered Membership Interest under this
Section 9.4(d) shall occur on a Business Day designated by CPT Sub which is not more than sixty days following the date upon which CPT Sub delivered the Tendered Interest Option Notice to TMT. It shall be a condition to the closing of such purchase or redemption of the Tendered Membership Interest that CPT Sub and TMT execute an amendment to this Agreement which reflects an appropriate adjustment to the Capital Ratios, Sharing Ratios and Capital Account balances of the Members to reflect the Disposition of the Tendered Membership Interest hereunder.

         (e)        No Member may exercise the Buy-Sell further described in
Section 9.3 hereof during the period commencing upon delivery by TMT to the Manager of the Partial Disposition Notice and ending upon the closing of the Disposition of the Identified Properties or, as applicable, the Tendered Membership Interest under Section 9.4; provided, however, that in the event that the

Disposition of the Identified Properties or the Tendered Membership Interest under Section 9.4(d) shall not have occurred on or before the expiration of 240 days following delivery of the Partial Disposition Notice by TMT to CPT Sub, either TMT or CPT Sub may exercise the Buy-Sell further described in Section
9.3 hereof, in which event the Partial Disposition Right shall lapse and shall no longer apply and instead the provisions of Section 9.3 shall be applicable to the Disposition of the Offering Member's Membership Interest.

         (f) The Members acknowledge that if CPT Sub elects to cause the Company to redeem TMT's Membership Interest or any portion thereof for the REIT Shares Amount as provided in Section 9.4(b) or 9.4(d), CPT Sub shall be obligated to pay TMT a fee equal to one percent (1%) of the REIT Shares Amount.

         SECTION 9.5.  BANKRUPTCY OF A MEMBER.

         (a) If a Member becomes a Bankrupt Member, the personal representative, trustee or receiver of its estate (the "PERSONAL REPRESENTATIVE") shall have only such rights of that Member as are necessary for the purpose of settling or managing its estate and such power as the Member possessed, if any, to assign all or any part of its interest and to join with such assignee in satisfying conditions precedent to such assignee's becoming a substituted Member. It shall not have any rights of a Member to grant or withhold consents, or any other rights except for those specified in the preceding sentence.

         (b) If a Member becomes a Bankrupt Member, the other Member shall have the right (the "BANKRUPTCY OPTION") to elect at any time within 180 days after the Member has become a Bankrupt Member to purchase the entire Membership Interest of the Bankrupt Member for the Fair Market Value of such Membership Interest as determined in Section 9.5(c); provided, however, if TMT is the Bankrupt Member, CPT Sub shall have the additional option to purchase TMT's Membership Interest for the Cash Amount or to cause the Company to redeem TMT's Membership Interest for the REIT Shares Amount. In any event, the Bankruptcy Option shall be exercised by giving notice (the "PURCHASE NOTICE") to the Personal Representative of the Bankrupt Member within the 180 day period permitted for the exercise of the Bankruptcy Option. If the other Member declines to purchase all of the Membership Interest of the Bankrupt Member in accordance with this Section 9.5(b), the option to purchase such Membership Interest shall terminate, and the Personal Representative may proceed, subject to the terms and provisions of this Agreement, to distribute the Membership Interest of such Member to the successors entitled to receive the same, but such distributions will only be effective as to such successors who thereupon (by written supplement to this Agreement) become a party to this Agreement and who thereby agree to hold all of the Membership Interest transferred to such successor subject in all respects to the terms and provisions of this Agreement.

         (c) The sales price of each Membership Interest to be sold for the price specified in this Section 9.5(c) shall be the Fair Market Value (as hereinafter defined) of such Membership Interest. For purposes of this Section 9.5(c): Fair Market Value of the Company shall mean the total amount of cash that would be available for distribution to the Members if the Company sold all of its assets for cash at a purchase price equal to their fair market value as of the date of determination of the Fair Market Value, and all such cash (after satisfying the Company's debts and other obligations including costs of sale not to exceed one percent (1%) of the gross fair market value of the assets) was distributed to the Members in accordance with Section 11.2; and, the Fair Market Value of the

Membership Interest being sold shall mean an amount equal to what the Bankrupt Member would receive in distributions under Section 11.2. The Member whose Membership Interest is to be sold hereunder (the "SELLING MEMBER") and the party purchasing such Membership Interest (the "PURCHASING MEMBER") shall attempt to agree on the Fair Market Value of the Membership Interest to be sold. If the Purchasing Member and the Selling Member are unable to agree on such Fair Market Value within thirty (30) days after notice is given by the Purchasing Member or the Selling Member requesting such an agreement as to Fair Market Value (the date on which such notice is given being referred to herein as the "NOTICE DATE"), Fair Market Value shall be determined by a nationally recognized "Big Six" accounting firm selected by the Purchasing Member and Selling Member, or if they cannot agree to such appointment within ninety (90) days after the Notice Date, then the senior sitting federal district judge for the Southern District of Texas, Houston Division, on active status, acting in a nonjudicial capacity, shall appoint such nationally recognized Big Six accounting firm on written request made by any Member. The accounting firm so appointed shall determine the Fair Market Value of the Membership Interest to
be sold as provided herein.   The fees and expenses of such accounting firm
shall be born equally by the Purchasing Member and the Selling Member. Fair Market Value shall be determined as of a date as near as reasonably practicable to the date of the occurrence of the event which results in the sale of the Membership Interest hereunder and the closing of the sale of the Membership Interest shall occur on the closing date agreed upon by the Purchasing Member and Selling Member or if there is no agreement among them as to the closing date, then on the first Business Day following the day which is thirty (30) days after the date on which the Fair Market Value is determined.

         (d) At the closing of any sale of a Membership Interest to be sold on the terms and conditions specified in this Section 9.5, the Selling Member shall assign and deliver the Membership Interest to the Purchasing Member free and clear of all encumbrances and claims, together with such documents of transfer as shall be reasonably requested by the Purchasing Member, and the Purchasing Member shall deliver or cause to be delivered to the Selling Member the full consideration therefor, payable in cash, by wire transfer or other immediately available funds. Any transfer or similar taxes involved in such sale shall be paid by the Selling Member, and the Selling Member shall provide the Purchasing Member with such evidence of the Selling Member's authority to sell hereunder and such tax lien waivers and similar instruments as the Purchasing Member may reasonably request.

         SECTION 9.6.  ASSIGNEES.

         (a) The Company shall not recognize for any purpose any purported sale, assignment or transfer of all or any fraction of the interest of a Member unless all provisions of this Agreement relating thereto have been satisfied, all costs of such assignment have been paid by the assigning Member, such sale, assignment or transfer is exempt from registration under the Securities Act of 1933, as amended, and any other applicable state or federal securities act, and there is delivered to the Company, upon request of the Manager or any Member, a written opinion of counsel acceptable to the Manager or such requesting Member with respect thereto, and there is filed with the Company a written and dated notification of such sale, assignment or transfer, in form satisfactory to the Manager, executed by both the seller, assignor or transferor and the purchaser, assignee or transferee and such notification (1) contains the acceptance by the purchaser, assignee or transferee of and agreement to be bound by all the terms and provisions of this Agreement and (2) represents that such sale, assignment or transfer was made in accordance with all applicable securities laws and regulations (including suitability standards). Any sale, assignment or transfer shall be recognized by the Company as effective on the date of such notification if the date of such notification is within fifteen (15) days of the date on which such notification is filed with the Company, and otherwise shall be recognized as effective on the date such notification is filed with the Company.

         (b) Any Member who transfers or assigns its entire interest in the Company shall cease to be a Member, except that, unless and until a substituted Member has been admitted into the Company, such assigning Member shall retain the statutory rights of the assignor of a Member's interest under the Act.

         (c) A person who is the assignee of all or any portion of the interest of a Member but does not become a substituted Member, and who desires to make a further assignment of such interest it had acquired, shall be (and its proposed transfer shall be) subject to all the provisions of this Agreement relating to the Disposition of interests to the same extent and in the same manner as any Member desiring to make an assignment of its interest.

         SECTION 9.7. SUBSTITUTED MEMBERS. Except with respect to the Disposition of CPT Sub's Membership Interest under Section 9.1(e), only upon the unanimous written consent of all of the Members, which consent shall not be unreasonably withheld, shall a purchaser, assignee, transferee, or other recipient of all or a portion of a Membership Interest who was not previously admitted to the Company as a Member may be admitted as a substituted Member to the extent of its acquired interest in the Company. In the event that any such Person is admitted to the Company as a substituted Member, the Manager shall have the power and authority to amend this Agreement to reflect the admission of such Person as a substituted Member and such Person shall have all the rights, duties and obligations of a Member under this Agreement. The Manager shall promptly deliver to TMT (in any permissible manner further described in Section 12.1 hereof) a copy of any amendments to this Agreement made by the Manager under this Section 9.7).

                                   ARTICLE 10

                 REPRESENTATIONS AND WARRANTIES OF THE MEMBERS

         SECTION 10.1. ACQUISITION OF INTEREST FOR INVESTMENT. Each Member hereby represents and warrants to the Company and the other Member(s) that its acquisition of its Membership Interest is made for its own account for investment purposes only and not with a view toward the resale or distribution of such Membership Interest.

         SECTION 10.2. ACCESS TO INFORMATION. Each Member has been afforded full opportunity to request any and all relevant information and ask questions concerning the proposed purposes and business of the Company, has been provided all information and copies of documents it has requested and has received answers to such questions to its full satisfaction. Each Member represents and warrants that such Member has not relied upon any information relating to the Company other than information supplied by the Company.

         SECTION 10.3. NO REGISTRATION. Each Member recognizes that the Membership Interests have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws and are being sold pursuant to the exemptions from registration offered by Section 4(2) of the such Act and by applicable state law provisions. Each Member recognizes that, as a consequence, its Membership Interest must be held indefinitely unless it is subsequently registered under the

Securities Act of 1933, as amended, and applicable state securities laws, or an exemption from such registration is available, so that each Member must bear the economic risk of investment in its Membership Interest for an indefinite period of time.

         SECTION 10.4. NO OBLIGATION TO REGISTER. Each Member acknowledges that neither the Company nor the Manager is under any obligation to register the Membership Interests under any securities laws, and neither of them has any present intention to do so. Each Member understands that there is no established market for the Membership Interests, and it is extremely unlikely that any public or private market will develop.

         SECTION 10.5. SUITABILITY OF INVESTMENT. Each Member understands the nature of the investment being made and that it involves a high degree of risk. Each Member recognizes that the Company is a newly organized entity and has no history of operations or earnings.

         SECTION 10.6. ACCREDITATION. Each member represents that it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds it has invested in the Company in what it understands to be a highly speculative and illiquid investment.

         SECTION 10.7. REPRESENTATIONS AND WARRANTIES REGARDING MEMBERS. Each Member represents and warrants to the Manager and the other Members concerning itself as follows:

                   (a) Organization. It is a limited liability company, partnership, corporation, or other entity duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization.

                   (b) Authorization. Its execution and delivery of this Agreement, the performance by it of its obligations under this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate or other action on its part.

                   (c) No Conflicting Agreements. Its execution and delivery of, and its performance and compliance with the terms and provisions of, this Agreement do not violate any of the terms, conditions or provisions of (i) its Articles of Incorporation, Certificate of Incorporation, Certificate of Formation or other certificate of organization that may apply to it, or other applicable organizational agreements or governing instruments, (ii) any judgment, order, injunction, decree, regulation or ruling of any court or other governmental authority to which it is subject or by which any of its assets are bound, or (iii) any material agreement or contract to which the Member is a party or to which it or its property is subject.

                   (d) Approvals. No authorization, consent, order, approval or license from filing with, or other act by any agency, bureau or department of any federal, state or local government authority or other Person is or will be necessary to permit the valid execution and delivery by it of this Agreement or the performance by it of the obligations to be performed by it under this Agreement, or if any such authorizations, consents, orders, approvals or licenses are required, they have been obtained.

                   (e) Activities. Solely as to TMT, it conducts no business other than holding the Membership Interest of the Company.

         SECTION 10.8. NO BROKERS. TMT has entered into a financial arrangement with Schroder Real Estate Associates in connection with the transactions associated with the admission of TMT as a Member of the Company for which arrangement TMT shall be solely liable without cost to the Company or CPT Sub, and CPT Sub has entered into a financial arrangement with Donaldson, Lufkin & Jenrette Securities Corporation in connection with the transactions associated with the formation of the Company for which arrangement CPT Sub shall be solely liable without cost to the Company or TMT. Except as provided in the preceding sentence, each Member represents and warrants to the other Member that it has not dealt with any agent or broker in connection with the transactions contemplated by this Agreement and that no agent, broker, or other Person acting pursuant to express or implied authority of such Member is entitled to a commission or finder's fee, or will be entitled to recover on any claim against any other Member or the Company for a commission or finder's fee, in connection with the transactions contemplated by this Agreement.

         SECTION 10.9. YEAR 2000 COMPLIANCE. The Manager shall use its commercially reasonable efforts to be Year 2000 Compliant. As used in this paragraph, the term "Year 2000 Compliant" shall mean that all software, hardware, equipment, goods or systems utilized by or material to the physical operations, business operations, or financial reporting of such property or entity (collectively the "systems") will (i) properly perform date sensitive functions before, during and after the year 2000; (ii) accurately perform leap year calculations; and (iii) will not cause any other information technology to fail or generate errors related to any such dates.

                                   ARTICLE 11

                     LIQUIDATION AND DISSOLUTION OF COMPANY

         SECTION 11.1  EVENTS OF DISSOLUTION.

         (a) The Company shall be dissolved upon the happening of any of the following events:

                   (1)       when the period fixed for its duration in Section
                   2.5 of this Agreement has expired;

                   (2) upon the unanimous written agreement of all of the Members;

                   (3) upon the entry of a judgment, order or decree of a court of competent jurisdiction adjudicating the Company to be a bankrupt and the expiration without appeal of the period, if any, allowed by applicable law in which to appeal therefrom; or

                   (4) upon the entry of a decree of judicial dissolution under Section 18-802 of the Act or any successor or similar provision of applicable law.

         (b) The events set forth in Section 11.1(a) constitute the only situations or events on which a dissolution of the Company shall occur.

         (c) Dissolution of the Company shall be effective as of the day on which the event occurs giving rise to the dissolution, but the Company shall not terminate until there has been a winding up of the Company's business and affairs and the assets of the Company have been distributed as provided in
Section 11.2.

         SECTION 11.2.  LIQUIDATION; SALE OF SUBSTANTIALLY ALL OF THE ASSETS.

         (a) Subject to the restrictions and limitations contained in this Agreement, upon dissolution of the Company the Manager may cause any part or all of the Company assets to be sold in such manner as the Manager shall determine in an effort to obtain the best prices for such assets (provided, however, that with the approval of all of the Members the Manager may distribute Company assets in kind to the Members on the basis approved by the Members). During the liquidation period, the Manager shall have the right to continue to operate and otherwise to deal with Company property to the same extent the Manager has such right prior to dissolution of the Company. In the event that the Manager has dissolved, withdrawn or becomes bankrupt or legally incapacitated, all of the Members may, within thirty (30) days after any such occurrence, appoint a person to perform the functions of the Manager in liquidating the assets of the Company and winding up its affairs.

         (b) In settling accounts after dissolution, the assets of the Company shall be paid or distributed in the following order:

                   (1) first, to creditors other than Members and their Affiliates, in the order of priority provided by law;

                   (2) then, to the Members and their respective Affiliates for any fees or other compensation or any unreimbursed costs and expenses owing to the Members or their respective Affiliates in accordance with the terms of this Agreement, and then to the repayment of any loans (with interest) made by any Member to the Company in accordance with the terms of this Agreement;

                   (3) then, to those Members whose Capital Accounts have positive balances, in accordance with such balances, after taking into account all adjustments thereto for the taxable year(s) during which such liquidation occurs. It is intended that such distributions will result in the Members receiving aggregate distributions equal to the amount of distributions that would have been received if the liquidating distributions were made in accordance with
                   Section 7.1(b). However, subject to Section 7.3, if the balances in the Capital Accounts do not result in such intention being satisfied, items of Profit and Loss will be reallocated among the Members for the Fiscal Year of the liquidation (and, at the election of the Manager, if necessary, prior Fiscal Years) so as to cause the balances in the Capital Accounts to be in the amounts necessary to assure that such result is achieved.

         Notwithstanding the foregoing, no distributions shall be made pursuant to this Section 11.2 before giving effect to the allocations of Profits, Losses and other items, pursuant to Section 7.2.

         SECTION 11.3. DISTRIBUTIONS IN KIND. If any assets of the Company are distributed in kind pursuant to this Agreement (which shall be done only with the approval of all of the Members), such assets shall be distributed to the Members in the same proportions of value as the Members would have been entitled to receive as cash distributions if such property had been sold for cash at its fair market value and the net proceeds thereof distributed to the Members. In the event that distributions in kind are made to the Members, the Capital Account balances of such Members shall be adjusted to reflect the Members' allocable share of gain or loss which would have resulted if the distributed property had been sold at its fair market value (as determined in accordance with the method for determining Book Value).

         SECTION 11.4. DATE OF TERMINATION. The Company shall be terminated when all the cash or property available for application and distribution under
Section 11.2 hereof shall have been applied and distributed in accordance therewith and a Certificate of Cancellation shall have been filed pursuant to
Section 11.6 hereof.

         SECTION 11.5. WAIVER OF PARTITION. Each Member hereby irrevocably WAIVES any right or power it may possess now or hereafter to compel a partition or sale of any asset of the Company or to compel a dissolution of the Company other than as expressly set forth in this Agreement.

         SECTION 11.6. CERTIFICATE OF CANCELLATION. Upon the dissolution and the completion and winding up of the Company, the Manager shall cause to be filed with the Office of the Secretary of State of the State of Delaware, a Certificate of Cancellation, pursuant to the requirements of the Act, canceling the Certificate of Formation.

                                   ARTICLE 12

                                 MISCELLANEOUS

         SECTION 12.1. NOTICE. Any notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be given to the Members at their respective addresses set forth on
Schedule 1 attached hereto or at such other address as any Member may hereafter designate in a notice duly given to all the other Members, as its address for receipt of notices hereunder. Such notices may be delivered by hand, by electronic facsimile ("fax"), by commercial courier service, by telegram or may be mailed by U.S. certified or registered mail, return receipt requested. All notices which are hand-delivered or given by telegram or fax shall be deemed given on the date of delivery. All notices which are mailed by U.S. certified or registered mail, return receipt requested, shall be deemed to have been given on the third business day after being deposited in the United States mails, proper postage prepaid. All notices which are sent by commercial courier service shall be deemed given one Business Day after being deposited with such courier.

         SECTION 12.2. APPLICATION OF DELAWARE LAW. This Agreement and the application or interpretation hereof shall be governed exclusively by, and construed exclusively in accordance with, the laws of the State of Delaware, and specifically the Act, without regard to principles of conflicts of laws.

         SECTION 12.3. JURISDICTION AND VENUE. Any process against any Member in, or in connection with, any suit, action or proceeding arising out of or relating to this Agreement or any

Member's performance hereof may be served personally or, to the extent permitted by law, by certified mail at that Member's address for receipt of notices hereunder with the same effect as though served on such Member personally. Each Member hereby irrevocably submits in any suit, action or proceeding arising out of or relating to this Agreement or any Member's performance hereof or rights or obligations hereunder to the jurisdiction of the Delaware Court of Chancery and waives any and all objections to the jurisdiction of, or venue in, such court that such Member may have under applicable laws.

         SECTION 12.4. NO PARTNERSHIP. The Members intend that the Company not constitute or be deemed to be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member or Manager constitute or be deemed to be a partner, agent or joint venturer of any other Member or Manager, for any purposes other than federal and state income tax purposes, and this Agreement shall not be construed, interpreted or applied to suggest otherwise.

         SECTION 12.5. EFFECT OF AGREEMENT. This Agreement shall be binding upon all Members and the Manager and their respective assigns and successors.

         SECTION 12.6. ENTIRE AGREEMENT. This Agreement and the Schedules and Exhibits hereto, if any, together with all other contracts and agreements which either are referred to herein or bear even date herewith, contain all of the understandings and agreements of whatsoever kind and nature existing between the Members with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings with respect thereto.

         SECTION 12.7. AMENDMENT. Except as otherwise expressly set forth in this Agreement, this Agreement may be amended, supplemented or restated only by a written agreement executed by each of the Members. Notwithstanding anything to the contrary in this Section 12.7, the Certificate of Formation and this Agreement may be amended, supplemented or restated, for the following purposes only by the Manager without the necessity of obtaining the written consent of any of the Members: the change of the registered agent, the address of the registered agent or the address of the principal place of business of the Company.

         SECTION 12.8. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and shall be binding upon the Member who executed the same, but all of such counterparts together shall constitute one and the same agreement.

         SECTION 12.9. SEVERABILITY. Every provision hereof is intended to be severable and to be enforced to the fullest extent permitted by applicable law, and if any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

         SECTION 12.10. CAPTIONS. The title and captions contained herein are for convenience of reference only and shall not be deemed part of the context of this Agreement.

         SECTION 12.11. INTERPRETATION. Where the context so indicates, the masculine shall include feminine and neuter, the singular shall include the plural and the plural shall include the singular. The term "including" wherever it appears in this Agreement is not limiting and means "including without limitation." Unless otherwise expressly provided herein, references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement. This Agreement is the result of negotiations among and have been reviewed by counsel to the other parties thereto and are the products of all parties. Accordingly, it shall not be construed against any party merely because of such party's involvement in its preparation.

         SECTION 12.12. ADDITIONAL DOCUMENTS AND ACTS. In connection with this Agreement, as well as all transactions contemplated by this Agreement, the Members agree to execute such additional documents and papers, and to perform and do such additional acts, as may be necessary and proper to effectuate and carry out all of the provisions of this Agreement.

         SECTION 12.13. CONFIDENTIALITY.

         (a) The provisions of this Agreement and of any other agreement relating to the Company or its Properties to which the Company or any Member is a party, the identity of any person with whom the Company may be holding discussions with respect to any investment, acquisition, Disposition, or other transaction or in whom the Company may invest directly or indirectly, and all other business, financial or other information relating directly to the business or affairs of the Company or the relative or absolute rights or interests of any of the Members (collectively, the "INFORMATION") that has not been publicly disclosed with the consent of all of the Members is confidential and proprietary information of the Company the disclosure of which could cause irreparable harm to the Company and the Members. Accordingly, each Member represents that it has not, and agrees that it will not and that it will direct its shareholders, directors, officers, agents, advisors (including, without limitation, any appraiser selected by or on behalf of it, or by or on behalf of any appraiser selected by it) and Affiliates not to, disclose to any person (except to the extent, if any, it is required by applicable law to make disclosure to a court or governmental authority) any Information or confirm any statement made by any other person regarding Information unless all of the Members consent thereto or until the Company has publicly disclosed the Information and has notified each Member that it has done so.

         (b) The covenants and agreements contained in this Section will continue to bind all Members and other parties to this Agreement after they cease to be Members or hold any interest in the Company and will survive the termination of the Company.

         (c) Notwithstanding any contrary provision in this Section, any Member may, without breach of the covenants set forth in this Section and without notice to or consent of the Manager, disclose any Information to any potential transferee of a Membership Interest if such transferee executes and delivers to the Company a written confidentiality agreement in which it agrees to be bound by the terms and provisions of this Section 12.13 on the same basis and in the same manner as would apply if it were a Member of the Company who had signed this Agreement. The parties agree that if this Section 12.13 is breached the remedy at law may be inadequate, and therefore, in addition to any other remedy to which a party may be entitled, the non-breaching party shall be entitled to an injunction or injunctions to prevent breaches of this Section 12.13 and/or to compel specific performance of this Section 12.13.

         SECTION 12.14. CREDITORS NOT BENEFITTED. No creditor of the Company or other Person not a Member shall have any right or benefit under or in respect of this Agreement (and, without limiting the generality of the foregoing, no such Person shall have any right to enforce any obligation of any Member to make capital contributions or loans or to pursue any other right or remedy hereunder or in respect hereof or at law or in equity), it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the Members and the Company and their respective successors and assigns. None of the rights or obligations of the Members herein set forth to make capital contributions or loans to the Company shall be deemed an asset of the Company for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Company or pledged or encumbered by the Company to secure any debt or other obligation of the Company or of any of the Members. In addition, it is the intent of the parties hereto that no distribution to any Member shall be deemed a return of money or other property in violation of the Act.

         SECTION 12.15. INVOLVEMENT OF THE COMPANY IN CERTAIN PROCEEDINGS. If any Member or any Affiliate of a Member becomes involved in legal proceedings unrelated to the business of the Company in which the Company is called upon to provide information, the Member will indemnify, defend and hold harmless the Company against all costs and expenses (including, without limitation, fees and expenses of attorneys and other advisors) paid or incurred by the Company in preparing or producing the required information or in resisting any request for production or obtaining a protective order limiting the availability of the information provided by the Company or in otherwise protecting its interests.

         SECTION 12.16. DISPUTE RESOLUTION AND ARBITRATION.

         (a) Any claim, action, dispute or controversy of any kind arising out of or relating to this Agreement or concerning any aspect of performance by any Member under the terms of this Agreement ("DISPUTE") shall be resolved by mandatory and binding arbitration administered by the American Arbitration Association (the "AAA") pursuant to the Federal Arbitration Act (Title 9 of the United States Code) in accordance with this Agreement and the then-applicable Commercial Arbitration Rules of the AAA. The Members acknowledge and agree that the transactions evidenced and contemplated hereby involve "commerce" as contemplated in Section 2 of the Federal Arbitration Act. If Title 9 of the United States Code is inapplicable to any such Dispute for any reason, such arbitration shall be conducted pursuant to the Delaware Voluntary Alternative Dispute Resolution Act (Del. Code. Ann. tit. 6, Sections 7701-21), this Agreement and the then-applicable Commercial Arbitration Rules of the AAA. To the extent that any inconsistency exists between this Agreement and the foregoing statutes or rules, this Agreement shall control. Judgment upon the award rendered by the arbitrator acting pursuant to this Agreement may be entered in, and enforced by, any court having jurisdiction absent manifest disregard by such arbitrator of applicable law; provided, however, that the arbitrator shall not amend, supplement or reform in any manner any of the rights or obligations of any Member hereunder or the enforceability of any of the terms or provisions of this Agreement. Any arbitration proceedings under this Agreement shall be conducted in Las Vegas, Nevada before a single arbitrator who has no direct or indirect relationship with any

Member or any Member's Affiliate and who has recognized expertise in the fields of commercial real estate investment and limited liability company and partnership law and practice.

         (b) Upon the request of any Member who is a party to such Dispute set out in a written notice delivered in accordance with Section 12.1 hereof or to the other Members who are parties to such Dispute, whether made before or after the institution of any legal proceeding, but prior to the expiration of the statutory time period within which any Member must respond upon receipt of valid service of process in order to avoid a default judgment, any Dispute shall be resolved by mandatory and binding arbitration in accordance with the terms of this Agreement. Within ten (10) days after a Member's receipt of such notice, the Members who are parties to the Dispute shall agree upon a qualified arbitrator. If the Members cannot agree within such 10-day period, an arbitrator shall be appointed by the AAA. If a replacement arbitrator is necessary for any reason, such replacement arbitrator shall be appointed by the AAA.

         (c) Any Member may bring summary proceedings (including, without limitation, a plea in abatement or motion to stay further proceedings) in court to compel arbitration of any Dispute in accordance with this Agreement.

         (d) All statutes of limitation that would otherwise be applicable shall apply to any arbitration proceeding. Any attorney-client privilege and other protection against disclosure of privileged or confidential information (including, without limitation, any protection afforded the work-product of any attorney) that could otherwise be claimed by any Member shall be available to, and may be claimed by, any such Member in any arbitration proceeding. No Member waives any attorney-client privilege or any other protection against disclosure of privileged or confidential information by reason of anything contained in, or done pursuant to, the arbitration provisions of this Agreement.

         (e) The arbitration shall be conducted and concluded as soon as is reasonably practicable, based on a schedule established by the arbitrator. Any arbitration award shall be based on and accompanied by findings of fact and conclusions of law, shall be conclusive as to the facts so found and shall be confirmable by any court having jurisdiction over the Dispute, provided that such award, findings and conclusions are not in manifest disregard of applicable law.

         (f) Each Member shall bear its own expenses of the arbitration, including, without limitation, fees and expenses of counsel incident to any mediation or arbitration. The fees and expenses of the arbitrator and the AAA shall be borne equally by the Members. The arbitrator shall have the power and authority to award expenses to the prevailing Member if the arbitrator elects to do so.

         (g) In order for an arbitration award to be conclusive, binding and enforceable under this Agreement, the arbitration must follow the procedures set forth in the portions of this Agreement relating to such arbitration and any award or determination shall not be in manifest disregard of applicable law. The obligation to arbitrate any Dispute shall be binding upon the successors and assigns of each of the Members.

         SECTION 12.17. SECTIONS. Unless the context requires otherwise, all references in this Agreement to Sections or Articles shall be deemed to mean and refer to Sections or Articles of this Agreement.

         SECTION 12.18. NO WAIVER. No waiver, express or implied, by any Member of any obligation of, or any breach or default by any other Member in the performance by the other Member of its obligations, hereunder shall be (i) binding or enforceable except to the extent (if any) set out in a writing signed by the Member sought to be charged thereby or (ii) deemed or construed to be a waiver of any other breach or default under this Agreement. Failure on the part of any Member to complain of any act or omission of any other Member, or to declare such other Member in default irrespective of how long such failure continues, shall not constitute a waiver hereunder. No notice to or demand on a defaulting Member shall entitle such defaulting Member to any other or further notice or demand in similar or other circumstances.

         SECTION 12.19. ADDITIONAL REMEDIES. Unless the context requires otherwise, the rights and remedies of the Members hereunder shall not be mutually exclusive so that the exercise of one or more of the rights or remedies hereunder shall not preclude the exercise of any other.

         SECTION 12.20. U.S. DOLLARS. All references in this Agreement to dollar amounts shall refer to United States currency.

         SECTION 12.21. APPROVALS. Except where otherwise expressly stated in this Agreement, all approval, consent and other similar rights of the Manager or of the Members pursuant to this Agreement (i) shall be set out in a writing signed by the person whose approval, consent or exercise of any other right is required and (ii) may be exercised by such parties, and such approvals and consents may be granted or denied by such parties, in their sole and absolute discretion.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date set forth above.



CAMDEN SUBSIDIARY, INC., as a Member and as Manager

By:/s/  G. Steven Dawson
   ---------------------------------------------------------
Name:   G. Steven Dawson
Title:  Sr. Vice President and Chief Financial Officer


TMT-NEVADA, L.L.C., as a Member


By:/s/  Stephen B. Hansen
   ---------------------------------------------------------
Name:   Stephen B. Hansen
Title:  Vice President